                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [_]

     Filed by a Party other than the Registrant [_]

     Check the appropriate box:

       [_]    Preliminary Proxy Statement
       [_]    Confidential, for Use of the Commission
              Only (as permitted by Rule 14a-6(e)(2))
       [X]    Definitive Proxy Statement
       [_]    Definitive Additional Materials
       [_]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           BANK OF GRANITE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

       [X]    No fee required.

       [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing feeis calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

       [_]    Fee paid previously with preliminary materials:

       [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

                                    BANK OF
                                    GRANITE
                                  CORPORATION

                              23 NORTH MAIN STREET
                      GRANITE FALLS, NORTH CAROLINA 28630
                                 (704) 496-2000

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS - APRIL 26, 1999

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Bank of Granite Corporation will be held on Monday, April 26, 1999 at 10:30 a.m. The meeting will be held at the Holiday Inn, 130 South Lenoir Rhyne Boulevard, S.E. (at Interstate 40, Exit #125), Hickory, North Carolina for the following purposes:


         1. To consider the election of seven persons named as director nominees in the Proxy Statement dated March 22, 1999, which accompanies the Notice;

         2. To consider the ratification of the selection of Deloitte & Touche LLP as Bank of Granite Corporation's independent Certified Public Accountants for the fiscal year ending December 31, 1999; and

         3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 8, 1999 are entitled to receive notice of, and to vote at, this meeting.

Bank of Granite Corporation's 1999 Annual Shareholders Meeting proxy Ballot, Proxy Statement and its 1998 Annual Report are enclosed with this Notice.

YOUR VOTE AND PROMPT RESPONSE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY OF COURSE, WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROMPT RESPONSE WILL SAVE YOUR COMPANY THE EXPENSES AND EXTRA WORK OF ADDITIONAL SOLICITATION.

                                           By order of the Board of Directors
                                           BANK OF GRANITE CORPORATION




                                           /s/ John A. Forlines, Jr.
Granite Falls, North Carolina              JOHN A. FORLINES, JR.
March 22, 1999                             Chairman and Chief Executive Officer

                                    BANK OF
                                    GRANITE
                                  CORPORATION

================================================================================

                                PROXY STATEMENT

================================================================================


                 SOLICITATION, VOTING AND REVOCABILITY OF PROXY

General

The accompanying Proxy is solicited by the Board of Directors of Bank of Granite Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on April 26, 1999, and any adjournment thereof. The time and place of the meeting is set forth in the accompanying Notice of Meeting. The approximate date on which this Proxy Statement and the accompanying Proxy are first being sent or given to Shareholders of the Company is March 22, 1999

A copy of the Company's 1998 Annual Report including financial statements is included with this Proxy Statement and has been sent to each person who was a shareholder of record as of the close of business on March 8, 1999. The Company will also provide to any shareholder without charge a copy of the Annual Report for 1998 filed on Form 10-K with the Securities and Exchange Commission (the "SEC") upon written request to Kirby A. Tyndall, Secretary, Bank of Granite Corporation, P.O. Box 128, Granite Falls, North Carolina, 28630. Shareholders and other interested parties may also obtain the Company's recent filings with the SEC through the SEC's internet site at www.sec.gov and search on the Company's Central Index Key of 0000810689.

Solicitation

All expenses of preparing, printing, and mailing the Proxy and all material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited through personal interview and telephone by directors, officers, and other employees of the Company, none of whom will receive additional compensation for their services.

Revocability of Proxy

This proxy shall be revocable at any time prior to its exercise by filing a written request with Kirby A. Tyndall, Secretary of the Company, by voting in person at the Shareholders' Meeting, or by presenting a duly executed proxy bearing a later date.

Voting Securities and Vote Required for Approval

At the close of business on March 8, 1999, the record date, the Company had issued and outstanding 11,494,067 shares of Common Stock, par value $1.00 per share, which is the only class of stock outstanding. Only the holders of record of Common Stock of the Company at the close of business on March 8, 1999 are entitled to receive notice of the Annual Meeting of Shareholders and to vote on such matters to come before the Annual Meeting or any adjournment thereof.

Presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting and any adjournment thereof.

The approval of Proposal 1 (the Election of Directors), and Proposal 2 (the Ratification of the Selection of the Company's Independent Accountants), and approval of all other items which may be submitted to the shareholders for their consideration at the Annual Meeting requires the affirmative vote of a majority of shares present and voting. Each shareholder is entitled to one (1) vote for each share of Common Stock held by him or her at the close of business on the record date, March 8, 1999. Cumulative voting is not permitted.

On all proposals, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the outcome of the vote on such proposals.

The Board of Directors unanimously recommends a vote in favor of Proposals 1 and
2. Each Proxy, unless the shareholder otherwise specifies, will be voted in favor of Proposals 1 and 2. In each case where the shareholder has appropriately specified how the Proxy is to be voted, it will be voted in accordance with his or her specifications. Executed but unmarked Proxies that are returned to the Company will be voted (1) in favor of the proposed slate of directors and (2) in favor of the ratification of Deloitte & Touche LLP as the Company's independent accountants. Shareholders may designate a person or persons other than those named in the enclosed Proxy to vote their shares at the Annual Meeting or any adjournment thereof. As to any other matter or business which may be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying Proxy in accordance with the judgment of the person or persons voting the same, but the management and Board of the Company do not know or any other matter or business to come before the Annual Meeting.


                     PRINCIPAL HOLDERS OF VOTING SECURITIES


To the knowledge of the Company, no individual shareholder owned beneficially more than five percent (5%) of Bank of Granite Corporation's outstanding Common Stock on the record date. Company Common Stock is held by Cede & Co. as nominee of securities depositories for various segments of the financial industry. As of the record date, Cede & Co. held shares registered in street name for approximately 2,500 individuals and organizations.

On the record date, the Company's Common Stock was owned by approximately 4,700 individuals and entities, holding Stock either as record holder or as beneficial owner.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

The Boards of Directors of both the Bank of Granite Corporation and its bank subsidiary, Bank of Granite (the "Bank") are composed of the same persons. The Board of Directors of the Company's mortgage bank subsidiary, GLL & Associates, Inc. ("GLL") is composed of the Company's President, the Company's Secretary/Treasurer and GLL's President.

During the fiscal year ended December 31, 1998, the Bank's Board of Directors held 14 meetings, and the Company's Board of Directors held 8 meetings. All members of both Boards of Directors attended more than 85% of the total number of meetings of the Boards of Directors and the total number of meetings held by committees of the Boards of which they are members. Overall attendance at both Boards' meetings was approximately 90%.

Company and Bank directors, composed of the same persons, were paid an annual retainer of $5,000 and fees of $200 for attendance at each monthly and special meeting of the Board. GLL directors were paid $200 for attendance at each quarterly meeting of GLL's Board. Directors received no additional compensation for attending committee meetings. The Bank's Board of Directors supervises the Bank's compensation matters and functions as the Bank's executive committee. The Company's Board has standing audit and nominating committees. The functions, composition and frequency of meetings for the audit and nominating committees in fiscal year 1998 were as follows:

AUDIT COMMITTEE - The Audit Committee was composed of directors Paul M. Fleetwood, III, Barbara F. Freiman and Boyd C. Wilson, Jr. The Committee, whose members are neither officers nor employees of the Company or Bank, provides general oversight of the internal audit function, reviews the findings of external audits and examinations, evaluates the adequacy of the Bank's insurance coverage, and reviews the activities of the Bank's regulatory compliance efforts. During 1998, 10 meetings were held. All Committee members attended more than 75% of the total number of Audit Committee meetings held during the fiscal year 1998.

NOMINATING COMMITTEE - The Nominating Committee was composed of directors John
A. Forlines, Jr., Barbara F. Freiman, Hugh R. Gaither and Charles M. Snipes. The Committee makes recommendations to the Board of Directors with respect to nominees for election as directors. The Committee would consider shareholder nominees for Company and Bank Board membership. Any shareholder wishing to nominate a candidate for director must follow the procedures set forth in the section of this Proxy Statement entitled "Proposals For 2000 Annual Shareholders Meeting". During 1998, 2 meetings were held. All Committee members attended more than 95% of the total number of Nominating Committee meetings held during the fiscal year 1998.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

Seven (7) directors are being considered for election at the Annual Meeting, each to hold office for one year or until a successor is elected an qualified. The Company Board's nominees are shown below along with biographical summaries and beneficial ownership of Common Stock. The information is presented, unless otherwise indicated, as of March 8, 1999.

All of the nominees shown below have been previously elected as directors by the Company's shareholders and are currently serving on the Board of Directors.

In the event a director nominee declines or is unable to serve as director, which is not anticipated, the shares represented by proxy will be voted for the Board's substitute nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS ELECT THE DIRECTOR NOMINEES SHOWN IN THE FOLLOWING TABLE BY VOTING FOR PROPOSAL 1.

                       DIRECTORS AND EXECUTIVE OFFICERS OF
                           BANK OF GRANITE CORPORATION

The number of shares of Bank of Granite Corporation stock beneficially owned by the nominees are those owned as of March 8, 1999. Unless otherwise indicated, each director has sole voting power (or shares such power with his or her spouse) with respect to the shares set forth in the table on the following page. The source of information provided in the table is the Company's shareholder records.

-----------------------------------------------------------------------------------------------------------------------------------
         Name                   Principle Occupation             Age on     Director            Amount and Nature         Ownership
                               during last five years           Dec. 31,   Since (1)              of Beneficial            as % of
                                                                  1998                              Ownership              Common
                                                                                                                            Stock
-----------------------------------------------------------------------------------------------------------------------------------
John N. Bray                   President, Vanguard                 56      Bank (1992)          3,990    direct             0.04%
Hickory, N.C.                  Furniture, Inc.                             Corp (1992)          1,175    indirect(2)
-----------------------------------------------------------------------------------------------------------------------------------
Paul M. Fleetwood,             President, Corporate                51      Bank (1998)        112,500    direct             0.98%
  III, CPA                     Management Services, Inc.                   Corp (1998)
Hickory, N.C.                  and Catawba Valley
                               Building Supply, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
John A. Forlines, Jr.          Chairman and Chief                  80      Bank (1954)        531,305    direct             4.71%
Granite Falls, N.C.            Executive Officer,                          Corp (1987)         10,574    indirect(3)
                               Bank of Granite
                               Corporation, since
                               June 1987; Chairman,
                               Bank of Granite, since
                               1972 (Chief Executive
                               Officer, 1954-94)
-----------------------------------------------------------------------------------------------------------------------------------
Barbara F. Freiman             Executive Director of the           64      Bank (1989)          6,442    direct             0.08%
Lenoir, N.C.                   Foundation of Caldwell                      Corp (1989)          2,234    indirect(2)
                               Community College and
                               Technical Institute
-----------------------------------------------------------------------------------------------------------------------------------
Hugh R. Gaither                President and Chief                 48      Bank (1997)            216    direct              --
Newton, N.C.                   Executive Officer,                          Corp (1997)
                               Ridgeview, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
Charles M. Snipes              President, Bank of                  65      Bank (1982)        133,050    direct             1.43%
Hickory, N.C.                  Granite Corporation;                        Corp (1987)         31,824    indirect(2,3)
                               President and Chief                         GLL  (1997)
                               Executive Officer
                               Bank of Granite
                               (since 1994); GLL
                               Chairman; Director
                               Vanguard Furniture, Inc.
                               and Ridgeview, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
Boyd C. Wilson,                Vice President and                  46      Bank (1996)          4,945    direct             0.09%
  Jr., CPA                     Controller, Kincaid                         Corp (1996)          5,089    indirect(2)
Hudson, N.C.                   Furniture Company
-----------------------------------------------------------------------------------------------------------------------------------
Directors and Named Executive                                                                 821,668    direct             7.60%
Officers as a Group (9 Persons)                                                                52,146    indirect
-----------------------------------------------------------------------------------------------------------------------------------

Notes:   (1)      Bank of Granite Corporation, the holding company for Bank of
                  Granite, was organized on January 30, 1987.
         (2)      Shares of stock indirectly owned include those held in their spouse's name or by corporations controlled by such individuals.
         (3)      The indirect stock ownership shown for Messrs. Forlines and
                  Snipes and other named executive officers consists of those shares of Company Common Stock obtainable by such individuals within 60 days of March 8, 1999.

                           SUMMARY COMPENSATION TABLE

The following table summarizes current and long-term compensation and provides separate columns for stock- related compensation for each executive officer of the Company and its subsidiaries, Bank of Granite ("Bank") and GLL & Associates, Inc. ("GLL") whose total salary and bonus exceeded $100,000 for 1998.

------------------------------------------------------------------------------------------------------------
                                                                       Compensation
                                                          ------------------------------------
                                                                 Annual             Long-term
                                                          ------------------------------------
                                                                                    Securities
             Name and                                       Base                    Underlying        All
        Principal Position                    Year         Salary     Bonus(1)      Options(2)      Other(3)
------------------------------------------------------------------------------------------------------------
John A. Forlines, Jr.                         1998        $225,250    $ 45,800        4,375         $22,953
Company Chairman and Chief
Executive Officer; Bank Chairman              1997        $214,500    $ 46,020        4,375         $38,408

                                              1996        $195,000    $ 34,380        3,375         $35,967
------------------------------------------------------------------------------------------------------------
Charles M. Snipes                             1998        $180,250    $ 36,800        4,375         $19,483
Company President;
Bank President and Chief Executive            1997        $171,600    $ 36,820        4,375         $32,867
Officer; GLL Chairman
                                              1996        $156,000    $ 25,713        3,375         $29,606
------------------------------------------------------------------------------------------------------------
Kirby A. Tyndall                              1998        $ 85,000    $ 17,400        3,125         $ 8,295
Company, Bank and GLL
Secretary, Treasurer and Chief                1997        $ 41,706    $ 17,160        3,125         $ 5,950
Financial Officer
                                              1996        $     --    $     --           --         $    --
------------------------------------------------------------------------------------------------------------
Gary L. Lackey                                1998        $ 72,000    $ 80,606        1,250         $ 3,500
GLL President and Chief Executive
Officer                                       1997        $ 72,000    $161,081           --         $ 1,472

                                              1996        $ 72,000    $ 40,224           --         $ 1,006
------------------------------------------------------------------------------------------------------------

Notes:   (1)      Figures shown represent actual incentive cash bonuses earned and accrued during the year indicated. Mr. Lackey received an additional $100,000 discretionary bonus from GLL in 1997 prior to merger.
         (2)      Figures shown represent number of shares of Company Common
                  Stock subject to options which were awarded to the named executive officers shown during the years indicated.
         (3)      Figures shown include amounts contributed by the Bank to its
                  Profit-sharing Plan and by GLL to its 401(k) Plan (the
                  "Plans") and allocated to the indicated executive officer's accounts. The plans are "tax qualified" under section 401(a) of the Internal Revenue Code and cover all employees. The following amounts were contributed to the indicated accounts:
                  Mr. Forlines $12,800 in 1998, $22,400 in 1997 and $22,500 in
                  1996; Mr. Snipes $12,800 in 1998, $22,400 in 1997 and $22,500
                  in 1996; Mr. Tyndall $8,173 in 1998, $5,902 in 1997 and $0 in
                  1996; and Mr. Lackey $3,500 in 1998, $1,472 in 1997 and $1,006
                  in 1996.

Figures shown also indicate amounts contributed by the Bank to the indicated executive officer's Supplemental Executive Retirement Plan ("SERP") accounts. Because of Internal Revenue Code limitations on amounts which can be contributed to the named executive's Profit-sharing Plan accounts, the SERP was implemented by the Bank during 1994 to help replace those contributions "lost" by the named executives due to these limitations. Participation in the SERP is determined by the Board of Directors. The SERP is not a qualified plan under the Internal Revenue Code. Contribution earnings are tied to the 30 year US Treasury bond. The following amounts were contributed to the indicated accounts: Mr. Forlines $9,248 in 1998, $14,982 in 1997, and $12,470 in 1996; and Mr. Snipes $4,566 in
1998, $7,043 in 1997 and $4,757 in 1996.

The remaining amounts include (i) the value of certain life insurance premiums paid for the indicated executives, based on the term insurance value of such payments as calculated under the Internal Revenue Code P.S. 58 rates or those of the insurer, if lower, and includable in the executive's taxable income for the year and (ii) the value of the personal use portion of the Company's vehicles provided to the executive.

                       OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to options granted during 1998 to the named officers.

----------------------------------------------------------------------------------------------------------------------------------
                                                              Individual Grants                             Potential Realizable
                                                                                                             Value at Assumed
                                                                                                           Annual Rates of Stock
                                                                                                            Price Appreciation
                                                                                                              for Option Term
                                       -------------------------------------------------------------------------------------------
                                        Number of     % of Total
                                        Securities      Options                                                 Appreciation
                                        Underlying     Granted to        Exercise or                             Assumed at
               Name and                  Options       Employees          Base Price        Expiration       5%             10%
          Principal Position            Granted(1)     in 1998(2)        ($/share)(3)         Date(4)        (5)            (6)
----------------------------------------------------------------------------------------------------------------------------------
John A. Forlines, Jr.                     4,375          10.0%              $29.60          05/11/2003     $35,778        $79,061
Company Chairman and Chief
Executive Officer; Bank Chairman
----------------------------------------------------------------------------------------------------------------------------------
Charles M. Snipes                         4,375          10.0%              $29.60          05/11/2003     $35,778        $79,061
Company President;
Bank President and Chief Executive
Officer; GLL Chairman
----------------------------------------------------------------------------------------------------------------------------------
Kirby A. Tyndall                          3,125           7.2%              $29.60          05/11/2003     $25,556        $56,472
Company, Bank and GLL
Secretary, Treasurer and Chief
Financial Officer
----------------------------------------------------------------------------------------------------------------------------------
Gary L. Lackey                            1,250           2.9%              $29.60          05/11/2003     $10,222        $22,589
GLL President and Chief Executive
Officer
----------------------------------------------------------------------------------------------------------------------------------

Notes:   (1)      Figures indicate number of shares of stock with respect to which options were granted under the Plan to the indicated executive officer during 1998. The price at which shares of Company Common Stock may be purchased upon the exercise of options under the Plan is equal to 100% of the fair market value of the Company's Common Stock on the date the options are granted. All options granted pursuant to the Plan must be exercised within 5 years from the date of grant. Outstanding options must also be exercised during employment or within 3 months after a participating executive's termination of service. If termination of service is by reason of death, an option my be exercised by the executive's legal representative or beneficiary within one year after the date of death.
                  Options granted under the plan are subject to applicable income tax withholding requirements and are not transferable by the holder except by will or by the laws of descent and distribution, and shall be exercisable, during the participating key executive's lifetime, only by the key employee.
         (2)      Percent shown indicates options awarded to indicated executive officer as a percentage of total options granted to all Plan participants during 1998.
         (3)      The exercise or base price is the dollar amount at which each share of stock subject to option may be acquired by the indicated executive officer. The exercise or base price is the closing market price per share of the Common Stock on the date of the award of the option.
         (4)      The date shown indicates the date upon which the options
                  granted will expire.
         (5)      The dollar values shown represent the potential realizable value of the grant of options at an assumed 5% annualized appreciation rate in the price of Company Common Stock. The potential realizable value is calculated under the following formula: [(A x B) - A] x C, where A = $29.60, the exercise price per share (which equals the market price at the time of the grant), B = 1.2763, the assumed rate of stock price appreciation (5%) compounded annually over the five-year term of the option; and C = the number of securities underlying the grant at year end 1998.
         (6)      The dollar values shown represent the potential realizable value of the grant of options at an assumed 10% annualized appreciation rate in the price of Company Common Stock. The potential realizable value is calculated under the following formula: [(A x B) - A] x C, where A = $29.60, the exercise price per share (which equals the market price at the time of the grant), B = 1.6105, the assumed rate of stock price appreciation (10%) compounded annually over the five-year term of the option; and C = the number of securities underlying the grant at year end 1998.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       LAST FISCAL YEAR- END OPTION VALUES

The following table sets forth information with respect to the exercise of stock options by the named officers during 1998 and unexercised options held as of December 31, 1998.

-------------------------------------------------------------------------------------------------------------------------------
                                             Shares                      Number of Securities           Value of Unexercised
                                            Acquired       Value              Underlying                    In-the-Money
              Name and                    on Exercise     Realized        Unexercised Options                 Options
         Principal Position                  (#)(1)        ($)(2)       at Fiscal Year-end (#)        at Fiscal Year-end ($)(3)
-------------------------------------------------------------------------------------------------------------------------------
John A. Forlines, Jr.                         7,031       $87,466     Exercisable    -   14,882     Exercisable    -  $193,339
Company Chairman and Chief                                            Unexercisable  -    9,663     Unexercisable  -    48,853
Executive Officer; Bank Chairman
-------------------------------------------------------------------------------------------------------------------------------
Charles M. Snipes                             7,031       $86,059     Exercisable    -   14,882     Exercisable    -  $193,339
Company President;                                                    Unexercisable  -    9,663     Unexercisable  -    48,853
Bank President and Chief Executive
Officer; GLL Chairman
-------------------------------------------------------------------------------------------------------------------------------
Kirby A. Tyndall                                --            --      Exercisable    -    1,250     Exercisable    -    $5,781
Company, Bank and GLL                                                 Unexercisable  -    5,000     Unexercisable  -     8,671
Secretary, Treasurer and Chief
Financial Officer
-------------------------------------------------------------------------------------------------------------------------------
Gary L. Lackey                                  --            --      Exercisable    -       --     Exercisable    -        --
GLL President and Chief Executive                                     Unexercisable  -    1,250     Unexercisable  -        --
Officer
-------------------------------------------------------------------------------------------------------------------------------

Notes:   (1)      Indicates number of shares acquired by indicated executive officer through the exercise of options during 1998.
         (2)      Dollar amounts represent the aggregate dollar value realized by the indicated executive officer upon the exercise of options during 1998. The aggregate dollar value realized is calculated based on the difference between the fair market value of Company Common Stock on the date of exercise, less the underlying option's exercise or base price.
         (3)      Dollar amounts shown represent the value of stock options held by the indicated executive officers at year end 1998. Only those options which are "in the money" are reported. An option is considered to be "in the money" if the fair market value of the Company's Common Stock exceeds the exercise or base price of the shares subject to the options at year end 1998. For those options "in the money", value is computed based on the difference between fair market value of Company Common Stock at year end 1998 and the exercise or base price of the shares subject to the options. The value of options exercisable and unexercisable at year end 1998 is also shown.

                 BOARD REPORT ON EXECUTIVE OFFICER COMPENSATION

All compensation paid to the Company's executive officers is paid by the Bank to such persons in their capacity as executive officers of the Bank. Accordingly, the compensation of such executives is reviewed and approved annually by the full Board of Directors of both the Bank and the Company, which consist of the same persons. This report is furnished by the Company's Board of Directors, which acts as the Company's Compensation Committee (the "Committee").

The fundamental philosophy of Bank of Granite Corporation's compensation program is to offer competitive compensation opportunities for all executive officers which are based both on the individual's contribution and on the Company's performance. The compensation paid is designed to retain and reward executive officers who are capable of leading the Company in achieving its business objectives in an industry characterized by complexity, competitiveness, and change. Annual compensation for the Company's CEO (and other executive officers) consists of three elements:

         - Base salary;

         - An annual cash incentive that is directly and indirectly linked to Company and individual performance (with Company performance measured on the basis of Return on Assets); and

         - Long-term equity participation, consisting of the issuance of stock options, designed to better align the interests of executive officers with those of the Company's shareholders.

For the Company's executives (and CEO), base salary is targeted to approximate average salaries for individuals in similar positions with similar levels of responsibilities who are employed by other banking organizations of similar size. The Company frequently participates in local, state, and other salary / compensation surveys and has access to other published salary / compensation data. The results of such surveys are used by the Committee in helping to set appropriate levels of Company CEO and other executive officer base salaries.

For 1998, the Committee increased the CEO's base salary by 5.0%. The Committee determined that the 5.0% increase in the CEO base salary was appropriate in light of two primary factors. The first factor was a desire by the Company to provide the CEO with a base salary comparable to that paid by other banking organizations of similar size and financial performance. The Company's Board of Directors annually reviews national, regional, statewide and local peer group salary data (to the extent available) in its determination of a comparable base salary. A second factor considered by the Committee was that the Company's 2.81% return on assets placed the Company among the banking industry's top performers during 1997.

For the Company's executives (and CEO), the annual cash incentive during the years 1996, 1997 and 1998 ranged from 16.5% to 112.0% of base salary. For the Bank's named executives, the annual cash incentive ranged from from 16.5% to 41.1% of base salary. For GLL's named executive, the annual cash incentive ranged from 55.9% to 112.0% of base salary. For the Bank and GLL, this means that up to approximately 41.1% and 112.0%, respectively, of executive annual compensation was variable, could fluctuate significantly from year to year, and was directly and indirectly tied to business and individual performance. The CEO's percentage of annual cash incentive for 1998 was 20.3% of base salary. The annual cash incentive for the Bank's named executives is based on the Bank's return on assets (ROA). The Bank's Board of Directors, in its sole discretion, sets the threshold ROA target, based in part on the Bank's financial performance in prior years and the performance of banking organizations of similar size in the Bank's general geographic region. If the threshold ROA target is achieved, a stated dollar amount will be paid into an incentive compensation pool. The incentive compensation pool amounts are then distributed among incentive plan participants based on such participants' base salaries as a percentage of all participants base salaries. If the Bank earns a ROA above the threshold level, an increasing dollar incentive pool is created up to a maximum dollar amount at a predetermined ROA level. The Company continued the incentive plan for GLL's CEO that GLL had prior to the merger. The incentive plan for GLL's CEO is based on a percentage of earnings before income taxes.

For the Company's CEO, executives (and other key employees), stock options may be granted each year in the sole discretion of the Board of Directors. While no formal system is employed in determining the number of stock options granted, both in the aggregate and to any one individual, the Board does take into account the Company's current financial performance and the number of stock options previously granted.

This report is provided as a summary of current Board practice with regard to annual compensation review and authorization of executive officer compensation and with respect to specific action taken for the CEO.

Because executive officer and CEO salaries are not expected currently or in the near future to exceed those limitations provided under Section 162(m) of the Internal Revenue Code, the Board currently has no specific policy which addresses the income tax deductibility of "qualifying compensation" under this specific code section. However, the Company's 1997 Incentive Stock Option Plan was designed to provide that compensation deductions, if any, available to the Company with respect to remuneration under such plan are not subject to the deduction limitations of Section 162(m).



                           BANK OF GRANITE CORPORATION
                             Compensation Committee
                            of the Board of Directors

                                  John N. Bray
                           Paul M. Fleetwood, III, CPA
                              John A. Forlines, Jr.
                               Barbara F. Freiman
                                 Hugh R. Gaither
                                Charles M. Snipes
                            Boyd C. Wilson, Jr., CPA


                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

The full Company Board of Directors serves as the Company's compensation committee. John A. Forlines, Jr. and Charles M. Snipes both served as members of the Company's and Bank's Board of Directors during 1998 and also served as Company and Bank executive officers. Mr. Forlines is the Chairman and CEO of the Company and Chairman of the Bank. Mr. Snipes is the President of the Company, President and CEO of the Bank and Chairman of GLL. While Mr. Forlines and Mr. Snipes specifically excluded themselves from any compensation committee discussions concerning their own compensation, they did participate in compensation committee discussions concerning the compensation of other executive officers.

                          SHAREHOLDER PERFORMANCE GRAPH

The performance graph shown on the following pages compares the Company's cumulative total return over the most recent five year period with both the Nasdaq Total Return Index and an Independent Bank Index (reflecting changes in certain peer group bank stocks). The Independent Bank Index, purchased from an investment banking firm, reflects the total return to shareholders of a group of 22 independent publicly owned community banks located in the southeastern states of Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia. The banks range in asset size from $169 million to $1.077 billion. Returns are shown on a total return basis which assumes the reinvestment of dividends. Due to the trend of mergers and consolidation in the banking industry, the investment banking firm changes the composition of the Independent Bank Index from year to year to replace community banks that have been acquired or otherwise changed their structure in such a way as to make them unrepresentative of the community banks represented in the Index. The following list contains the institutions included in the 1998 Independent Bank Index.

                                                                        Assets
      Name, City, State                                              (millions)

      TIB Financial Corporation, Key Largo, FL                        $  320
      Seacoast Banking Corporation, Stuart, FL                         1,005
      Capital City Bank Group, Inc., Tallahassee, FL                   1,077
      Fidelity National Corporation, Atlanta, GA                         723
      Southwest Georgia Financial Group, Moultrie, GA                    211
      First Banking Company of Southeast Georgia, Statesboro, GA         399
      PAB Bankshares, Inc., Valdosta, GA                                 425
      Carolina First BancShares, Inc., Lincolnton, NC                    583
      FNB Financial Services Corporation, Reidsville, NC                 420
      First Bancorp, Troy, NC                                            471
      CNB Corporation, Conway, SC                                        418
      Palmetto Bancshares, Inc., Laurens, SC                             557
      Carolina Southern Bank, Spartanburg, SC                            187
      First Pulaski National Corporation, Pulaski, TN                    273
      National Bankshares, Inc., Blackburg, VA                           425
      FNB Corporation, Christiansburg, VA                                446
      Virginia Commonwealth Financial Corporation, Culpeper, VA          239
      Americal National Bankshares, Inc., Danville, VA                   458
      Central Virginia Bankshares, Inc., Powhatan, VA                    169
      Virginia Financial Corporation, Staunton, VA                       419
      C&F Financial Corporation, West Point, VA                          301
      Pocahontas Bankshares Corporation, Bluefield, WV                   291

                           BANK OF GRANITE CORPORATION
                           Five Year Performance Index


                  [Five Year Performance Graph Presented Here]



                                     1993       1994       1995        1996       1997      1998
                                   --------   --------   --------   ---------   --------  --------
Bank of Granite Corporation           100        103        122         185        199       226
Independent Bank Index                100        119        151         191        280       296
Nasdaq Total Return Index             100         98        138         170        209       293

The average compound annual returns for the five-year period ended December 31, 1998 were 17.7% for the Company, 24.2% for the Independent Bank Index and 24.0% for the Nasdaq Total Return Index. Returns by year for the Company and the two indices are presented below.

                                    1994     1995     1996     1997    1998
                                   ------   ------   ------   ------  ------
Bank of Granite Corporation          3.0%    18.4%    51.6%     7.6%   13.6%
Independent Bank Index              19.0%    26.9%    26.5%    46.6%    5.7%
Nasdaq Total Return Index           -2.0%    40.8%    23.2%    22.9%   40.2%

                    TRANSACTIONS WITH OFFICERS AND DIRECTORS

The Company has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others; and, in the opinion of Company management, these transactions do not and will not involve more than the normal risk of collectibility or present other unfavorable features.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership of Company Common Stock and reports of changes in ownership. Executive officer, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, all Section 16(a) filings required of its executive officers and directors for 1998 were made in a timely manner.

                    RATIFICATION OF SELECTION OF ACCOUNTANTS
                                  (Proposal 2)

The Board of Directors of the Company has selected the firm of Deloitte & Touche, LLP as independent Certified Public Accountants to examine the financial statements of the Company for the year ending December 31, 1999. The firm is to report on the Company's consolidated balance sheets, and related consolidated statements of income, comprehensive income, cash flows, and changes in shareholders' equity, and to perform such other appropriate accounting services as may be required by the Board of Directors. It is expected that representatives of Deloitte & Touche LLP, who also served as the Company's accounting firm for the past fiscal year, will be present at the shareholders' meeting. They will be provided with any opportunity to make a statement if they desire to do so and to answer appropriate questions which may be raised at the meeting.

The fee arrangement between Deloitte & Touche LLP and Bank of Granite Corporation is based on rates and terms customary for their practice.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 1999 BY VOTING FOR PROPOSAL 3.

                 PROPOSALS FOR 2000 ANNUAL SHAREHOLDERS MEETING

From time to time, individual shareholders may wish to submit proposals which they believe should be voted upon by the Company's shareholders. The Securities and Exchange Commission has adopted regulations which govern the inclusion of such proposals in the Company's annual proxy materials. No such proposals were submitted for the 1999 Annual Meeting. Shareholder proposals intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Secretary of the Company at its executive office, 23 North Main Street, P.O. Box 128, Granite Falls, North Carolina 28630 no later than November 24, 1999 (which is 120 days prior to the expected date of the 2000 Proxy Statement) in order to be eligible for inclusion in the Company's Proxy Ballot and Proxy Statement for the 2000 Annual Meeting.

While the Company's Nominating Committee normally recommends and nominates individuals to serve as directors of the Company, shareholders may also nominate candidates for director, provided that such nominations are made in writing and a received by the Company at its executive offices not later than December 23, 1999 (which is 90 days prior to the expected date of the 2000 Proxy Statement). The nomination should be sent to the attention of the Company Secretary and must include, concerning the director nominee, the following information: full name, age, date of birth, educational background and business experience, including positions held for at least the preceding five years. The nomination must also include home and business addresses and telephone numbers and include a signed representation by the nominee to timely provide all information requested by the Company as part of its disclosure in regard to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the Annual Meeting by a shareholder present in person. The nominee must also be present in person at the meeting. A vote for a person who has not been duly nominated pursuant to these requirements is void.

                                 OTHER BUSINESS

Management of the Company knows of no other business to be presented to the meeting. If other matters should properly come before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying Proxy in accordance with the judgment of the person or persons voting the same.

All shareholders are urged to attend the Annual Meeting of Shareholders on April 26, 1999 at 10:30 a.m., at Holiday Inn, 138 South Lenoir Rhyne Boulevard, S.E. (at Interstate 40, Exit #125), Hickory, North Carolina, and to vote your shares in person. Even if you plan to attend, please sign and return your Proxy promptly. A Proxy may be revoked at any time before it is voted, and the giving of a Proxy will not affect the right of a shareholder to attend the meeting and vote in person.

                                             By Order of the Board of Directors
                                             BANK OF GRANITE CORPORATION




                                             /s/ Kirby A. Tyndall
Granite Falls, North Carolina                KIRBY A. TYNDALL
March 22, 1999                               Secretary

                             MANAGEMENT'S DISCUSSION

                                AND ANALYSIS, AND

                                AUDITED FINANCIAL

                                   STATEMENTS

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

Management's Discussion and Analysis is provided to assist in understanding and evaluating the Company's results of operations and financial condition. The following discussion should be read in conjunction with the consolidated financial statements and related notes included elsewhere herein. In 1987, the Bank of Granite Corporation (the Company") was formed under a plan whereby all previously issued shares of Bank of Granite (the "Bank") stock were exchanged for shares of the Company's stock. The Bank then became a wholly-owned subsidiary of the Company. On November 5, 1997, the Company acquired GLL & Associates, Inc. ("GLL"), a mortgage bank, through a merger in which the Company exchanged its common stock for all of the shares of GLL. The merger was accounted for as a pooling of interests. Therefore, amounts for all periods include GLL as if GLL had been merged with the Company for all such periods. Prior to the merger, GLL had elected to be taxed as a Subchapter S Corporation under the Federal Internal Revenue Code, whereby GLL's earnings were taxable to its owners. Because of this election, GLL did not provide for income taxes on earnings taxable to its owners. Therefore, no income taxes have been provided on earnings prior to the merger date. Income taxes have been provided on GLL's earnings subsequent to the merger date. All information presented is consolidated data unless otherwise specified. In addition, amounts per share have been adjusted to reflect the 5-for-4 stock split paid May 29, 1998.

                              RESULTS OF OPERATIONS

The following discussion relates to operations for the year ended December 31, 1998 compared to the year ended December 31, 1997, the year ended December 31, 1997 compared to the year ended December 31, 1996, and the year ended December 31, 1996 compared to the year ended December 31, 1995.

                              1998 COMPARED TO 1997

In 1998, the Company produced strong earnings despite a significant third quarter loan charge that ended the Company's record of successive earnings increases. This unusual loan charge related to one borrower and is not believed to be indicative of any pervasive problem within the loan portfolio. Despite the loan charge of $1,882,995 after tax, the Company nevertheless managed to return 2.39% on average assets and 13.35% on average equity. However, net income for 1998 decreased to $13,448,435, or $1.17 per share, compared to $14,431,187, or
$1.26 per share, in 1997. Excluding the third quarter loan charge, net income increased 6.2% primarily because of strong mortgage business and the Bank's continued successful efforts to increase net interest income over the previous period. Net interest income increased to $31,501,215 compared to $28,568,306 in 1997. Interest income increased $3,549,237 primarily due to increases in asset volumes. Approximately $3,833,000 of the increase in interest income was attributable to increases in asset volumes slightly offset by a decrease of $284,000 attributable to lower rates. Gross loans increased $27,744,691 or 7.8%, most of which were GLL's mortgage loans in process. Interest expense increased $616,328 of which approximately $1,419,000 was attributable to deposit volume growth partially offset by a decrease of approximately $803,000 attributable to a lower rates. Other income increased 6.8% to $8,663,553 compared to $8,110,184 in 1997. Excluding 1997 nonrecurring gains from the sales of mortgage servicing rights, other income increased 15.4%. The increase in service charges on deposit accounts of $279,235 resulted from growth in transaction deposit accounts. During 1998, the Company continued to place emphasis on nontraditional banking services such as annuities, leasing, mortgage and small business administration loan originations. In focusing on these products, the Company experienced volatility in earnings commonly associated with such products. Other service fees and commissions increased $669,248 which was primarily due to increases in fees from mortgage originations and annuity sales, both of which tend to rise during periods of falling interest rates. For the year ended December 31, 1998, the Company earned $3,502,808 in fees from the origination of mortgage loans compared to $2,863,942 in 1997. Other income decreased by $393,152 primarily because 1997 included a $601,135 nonrecurring gain, before taxes, from the sale of GLL's mortgage servicing rights. Another important source of nontraditional income is gains from sales of the guaranteed portions of small business administration ("SBA") loans. Such sales of SBA loans generated income of $421,249 in 1998 compared to $242,898 in 1997. Other expenses, or overhead, increased $1,716,754 or 12.2% over the previous year. Salaries increased $1,265,467 or 18.3%. The Bank's salaries increased 5.4% while GLL's salaries increased 54.8% because of increased mortgage origination activity. Occupancy increased $153,358 primarily because of two new Bank offices and three new GLL offices. Equipment expenses increased $220,553 primarily because of depreciation of planned technology replacements and expenses related to year 2000 transition (see "Year 2000 Readiness" below). The Company plans to complete its ATM network upgrade and install a teller automation system in 1999. Other noninterest expenses increased $161,094, or 4%. Excluding 1997 nonrecurring GLL merger costs of $405,678, before taxes, other expenses rose 15.5% in 1998, primarily because of expenses associated with two new banking offices, a new cash flow manager product and increased mortgage loan production.

                              1997 COMPARED TO 1996

Net income for 1997 was $14,431,187, or $1.26 per share, compared to $13,365,872, or $1.17 per share, in 1996. This 8% increase in net income resulted primarily from the Bank's continued successful efforts to increase net interest income over the previous period. Net interest income increased to $28,568,306 compared to $25,530,554 in 1996. The $3,363,791 increase in interest income was attributable to increases in loan volume. Approximately $3,198,000 of the increase in interest income was attributable to increases in volume and $165,000 to increases in interest rates. Gross loans increased $28,101,441 or 8.5%. Interest expense increased $326,039 of which approximately $495,000 was attributable to deposit growth partially offset by a decrease of approximately $169,000 attributable to a lower cost of funds. Other income increased 12% to $8,110,184 compared to $7,239,670 in 1996. The increase in service charges on deposit accounts of $165,809 results from growth in deposit accounts. During 1997 the Company continued to place emphasis on nontraditional banking services such as annuities, leasing, mortgage and small business administration loan originations. In focusing on these products, the Company experienced volatility in earnings commonly associated with such products. Other service fees and commissions increased $393,984 which was primarily due to increases in fees from annuity sales and mortgage originations, both of which tend to rise during periods of falling interest rates. For the year ended December 31, 1997, the Company earned $2,863,942 from the origination of mortgage loans compared to $2,655,198 in 1996. Other income increased by $481,112 which was primarily attributable to a $601,135 nonrecurring gain, before taxes, from the sale of GLL's mortgage servicing portfolio. The gain was partially offset by a $194,465 decrease in fees from sales of the guaranteed portions of small business administration ("SBA") loans. Such sales of SBA loans generated fees of $242,898 in 1997 compared to $437,363 in 1996. Other expenses, or overhead, increased $1,755,055 or 14.2% over the previous year. Salaries increased $684,718 or 11% as a result of general salary increases and the employment of additional staff for a new office and to service a new loan product. Both the Bank and GLL each plan to open two new offices in 1998. Equipment expenses increased $136,322 primarily because of depreciation of new digital imaging technology. The Company plans to replace its ATM network and to install a teller automation system over the next two years. Other noninterest expenses increased $869,700, or 27.2%, including nonrecurring costs of $405,678, before taxes, in expenses related to the merger of GLL.

                              1996 COMPARED TO 1995

Net income for 1996 was $13,365,872, or $1.17 per share, compared to $12,044,972, or $1.06 per share, in 1995. This 11% increase in net income resulted primarily from the Bank's continued successful efforts to increase net interest income over the previous period. Net interest income increased to $25,530,554 compared to $24,265,968 in 1995. The increase in interest income was attributable to increases in loan volume. Approximately $2,748,000 of the increase in interest income was attributable to increases in volume, which was partially offset by a decrease in interest rates which amounted to approximately $348,000. Gross loans increased $16,964,410 or 5.4%. Interest expense increased $1,134,973 of which approximately $1,163,000 was attributable to deposit growth slightly offset by a decrease in interest expense of approximately $28,000 attributable to a minor decline in the cost of funds. Other income increased 17.8% to $7,239,670 compared to $6,145,112 in 1995. The increase in service charges on deposit accounts of $264,293 results from growth in deposit accounts. During 1996 the Company continued to place emphasis on non-traditional banking services such as annuities, leasing, originating mortgage loans and small business administration loans. In focusing on these products the Company experienced volatility in earnings commonly associated with such products. Other service fees and commissions increased $294,865 which was primarily due to increases in annuity sales and fees from mortgage originations. Annuity sales and mortgage originations fluctuate with interest rate changes. For the year ended December 31, 1996, the Company earned $2,655,198 from the origination of mortgage loans compared to $2,430,472 in 1995. Other noninterest income increased by $320,362 which was primarily attributable to increases in the sales of the guaranteed portions of small business administration loans. Such sales generated $437,363 in 1996 compared to $153,287 in 1995. Net gains on securities of $215,038 resulted from securities being called at a premium as well as the sale of equity investments at the holding company level. Other expenses increased $713,419 or 6.1% over the previous year. Salaries and benefits increased $864,653 or 13% as a result of general salary increases, the cost of providing related benefits, and the employment of additional staff for a new office as well as additional staff to effectively service loan and deposit growth. The Federal Deposit Insurance Corporation insurance premiums decreased to $2,000. During 1996 the FDIC assessment rate was reduced from $0.04 per $100 of deposits to $0.00 per $100 of deposits. The reduction in rate reflects the bank's strength and the Bank Insurance Fund reaching its recapitalization level of 1.25% of insured deposits held in commercial banks. The $2,000 fee reflects a minimum regulatory assessment.

                               NET INTEREST INCOME

Net interest income (the difference between interest earned on interest-earning assets and interest paid on interest-bearing liabilities, primarily deposits in the Company's subsidiary bank) represents the most significant portion of the Company's earnings. It is management's on-going policy to maximize net interest income. Net interest income totaled $31,501,215, $28,568,306, and $25,530,554 for 1998, 1997 and 1996 respectively, representing an increase of 10.3% for 1998 over 1997, 11.9% for 1997 over 1996, and 5.2% for 1996 over 1995. Interest rate spreads have been at least 4.4% over the last three years, and the Company continues efforts to maximize these favorable spreads by management of both loan and deposit rates in order to support the overall earnings growth. The following table presents the daily average balances, interest income / expense and average rates earned and paid on interest-earning assets and interest-bearing liabilities of the Company for the last three years.

                  AVERAGE BALANCES AND INTEREST INCOME ANALYSIS
                        for the years ended December 31,

                                                   1998                           1997                             1996
                                    -------------------------------    -----------------------------   -----------------------------
                                                           INTEREST                         Interest                        Interest
                                     AVERAGE     AVERAGE    INCOME/     Average   Average    Income/    Average    Average   Income/
dollars in thousands                 BALANCE      RATE      EXPENSE     Balance    Rate      Expense    Balance      Rate    Expense

ASSETS
Loans (1)                           $ 373,447     10.41%   $ 38,894    $347,435    10.43%   $ 36,246   $316,139     10.44%  $ 33,007
Taxable securities                     69,309      6.23%      4,318      66,986     6.47%      4,331     70,384      6.14%     4,323
Nontaxable securities (2)              65,506      8.02%      3,414      61,997     8.07%      3,253     57,063      8.15%     3,022
Federal funds sold                     18,058      5.27%        951       3,516     5.63%        198      5,533      5.66%       313
                                    ---------              --------    --------             --------   --------             --------
Total interest-earning assets         526,320      9.04%     47,577     479,934     9.17%     44,028    449,119      9.05%    40,665
                                                           --------                         --------                        --------
Cash and due from banks                40,692                            25,152                          25,083
All other assets                       (4,098)                            7,778                          10,472
                                    ---------                          --------                        --------
Total assets                        $ 562,914                          $512,864                        $484,674
                                    =========                          ========                        ========
LIABILITIES AND
   SHAREHOLDERS' EQUITY
Interest-bearing deposits           $ 349,915      4.29%     15,018    $328,528     4.44%     14,598   $315,869      4.48%    14,166
Federal funds purchased and
   securities sold under
   agreements to repurchase             3,741      4.92%        184       4,298     5.07%        218      3,954      4.75%       188
Other borrowings                       19,917      4.39%        874      10,289     6.26%        644     11,624      6.70%       779
                                    ---------              --------    --------             --------   --------             --------
Total interest-bearing liabilities    373,573      4.30%     16,076     343,115     4.51%     15,460    331,447      4.57%    15,133
                                                           --------                         --------   --------
Noninterest-bearing deposits           84,596                            77,240                          70,014
Other liabilities                       3,992                             3,475                           4,517
Shareholders' equity                  100,753                            89,034                          78,696
                                    ---------                          --------                        --------
Total liabilities and
   shareholders' equity             $ 562,914                          $512,864                        $484,674
                                    =========                          ========                        ========
Net yield on earning assets and
   net interest income (2)(3)                      6.33%   $ 31,501                 6.32%   $ 28,568                 6.05%  $ 25,532
                                                           ========                         ========                        ========
Interest rate spread (4)                           4.74%                            4.66%                            4.48%

-------------------

(1) Non-accrual loans have been included.
(2) Yields on tax-exempt investments have been adjusted to tax equivalent basis using 35% for 1998, 1997 and 1996.
(3) Net yield on earning assets is computed by dividing net interest earned by average earning assets.
(4) The interest rate spread is the interest earning assets rate less the interest earning liabilities rate.

Changes in interest income and interest expense can result from changes in both volume and rates. The following table sets for the dollar amount of increase (decrease) in interest income and interest expense resulting from changes in the volume of interest earning assets and interest bearing liabilities and from changes in yields and rates.

                   INTEREST RATE AND VOLUME VARIANCE ANALYSIS
                        for the years ended December 31,

                                                1998 COMPARED TO 1997                    1997 compared to 1996
                                               CHANGE                                  Change
                                           ATTRIBUTABLE TO                         Attributable to
                                       ----------------------                  ----------------------
dollars in thousands                   VOLUME(1)      RATE(1)      TOTAL       Volume(1)      Rate(1)      Total

Loans                                   $ 2,711       $ (63)      $ 2,648       $ 3,266       $ (27)      $ 3,239
Taxable securities                          147        (160)          (13)         (214)        222             8
Nontaxable securities                       183         (22)          161           260         (29)          231
Federal funds sold                          792         (39)          753          (114)         (1)         (115)
                                        -------       -----       -------       -------       -----       -------
Total interest-earning assets           $ 3,833       $(284)      $ 3,549       $ 3,198       $ 165       $ 3,363
                                        =======       =====       =======       =======       =====       =======

Interest-bearing deposits               $   934       $(514)      $   420       $   565       $(133)      $   432
Federal funds purchased and
   securities sold under
   agreements to repurchase                 (28)         (6)          (34)           17          13            30
Other borrowings                            513        (283)          230           (87)        (48)         (135)
                                        -------       -----       -------       -------       -----       -------
Total interest-bearing liabilities      $ 1,419       $(803)      $   616       $   495       $(168)      $   327
                                        =======       =====       =======       =======       =====       =======

-------------------

(1) The rate/volume variance for each category has been allocated equally on a consistent basis between rate and volume variances.

              LIQUIDITY, INTEREST RATE SENSITIVITY AND MARKET RISKS

The objectives of the Company's liquidity management policy include providing adequate funds to meet the needs of depositors and borrowers at all times, as well as providing funds to meet the basic needs for on-going operations of the Company and regulatory requirements. Liquidity requirements of the Company are met primarily through two categories of funds. The first is core deposits which includes demand deposits, savings accounts and certificates of deposits. The Company considers these to be a stable portion of the Company's liability mix and the result of on-going stable consumer and commercial banking relationships. At December 31, 1998 core deposits totaled $366,593,993 or 79.9% of the Company's total deposits.

The other principal method of funding utilized by the Company is through large denomination certificates of deposit, federal funds purchased, repurchase agreements and other short-term borrowings. The Company's policy is to emphasize core deposit growth rather than growth through purchased or brokered liabilities as the cost of purchased or brokered liabilities are greater.

The majority of the Company's deposit mix are rate-sensitive instruments with rates which tend to fluctuate with market rates. This, coupled with the Company's short-term certificates of deposit, has increased the opportunities for deposit repricing. The Company places great significance on monitoring and managing the Company's asset/liability position. The Company's policy of managing its interest margin (or net yield on interest-earning assets) is to maximize net interest income while maintaining a stable deposit base. The Company's deposit base is not generally subject to volatility experienced in national financial markets in recent years; however, the Company does realize the importance of minimizing such volatility while at the same time maintaining and improving earnings. A common method used to manage interest rate sensitivity is to measure, over various time periods, the difference or gap between the volume of interest-earning assets and interest-bearing liabilities repricing over a specific time period. However, this method addresses on the magnitude of funding mismatches and does not address the magnitude or relative timing of rate changes. Therefore, management prepares on a regular basis earnings projections based on a range of interest rate scenarios of rising, flat and declining rates in order to more accurately measure interest rate risk.

Interest-bearing liabilities and the loan portfolio are generally repriced to current market rates. The Company's balance sheet is asset-sensitive, meaning that in a given period there will be more assets than liabilities subject to immediate repricing as the market rates change. Because most of the Company's loans are at variable rates, they reprice more rapidly than rate sensitive interest-bearing deposits. During periods of rising rates, this results in increased net interest income. The opposite occurs during periods of declining rates.

                    INTEREST RATE SENSITIVITY (GAP ANALYSIS)
                             As of December 31, 1998

                                                       Interest Sensitive Within                           Non-sensitive
                                               ----------------------------------------         Total       or Sensitive
                                                 1 to            91 to          181 to         Within         Beyond
dollars in thousands                            90 Days        180 Days        365 Days        1 Year         1 Year         Total
INTEREST-EARNING ASSETS
Interest-bearing due from banks                $    175                                       $    175                     $    175
Federal funds sold                               38,600                                         38,600                       38,600
Securities (at amortized cost) (1):
   U.S. Treasury                                  1,000                       $  1,998           2,998       $ 10,033        13,031
   U.S. Government agencies                        --                            2,000           2,000         47,658        49,658
   States and political subdivisions                945       $  4,879             150           5,974         67,804        73,778
   Other (including equity securities)              475            365           1,668           2,508          8,770        11,278
Loans (gross):
   Real estate - Construction                    31,235           --               251          31,486            911        32,397
   Real estate - Mortgage                       164,051            364           2,155         166,570         21,597       188,167
   Commercial, financial and agricultural       118,108            979           1,635         120,722          9,132       129,854
   Consumer                                      10,519            841           1,650          13,010         22,724        35,734
   All other                                        111           --              --               111              6           117
                                               --------       --------        --------        --------       --------      --------
Total interest-earning assets                  $365,219       $  7,428        $ 11,507        $384,154       $188,635      $572,789
                                               ========       ========        ========        ========       ========      ========

INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
   Savings and NOW accounts                    $ 93,708                                       $ 93,708                     $ 93,708
   Money market accounts                         29,970                                         29,970                       29,970
   Time deposits of $100,000 or more             60,203       $ 16,296        $ 10,054          86,553       $  5,550        92,103
   Other time deposits                           47,845         51,129          34,164         133,138         17,810       150,948
Federal funds purchased and securities
   sold under agreements to repurchase            1,538                                          1,538                        1,538
Other borrowings                                 36,357                                         36,357                       36,357
                                               --------       --------        --------        --------       --------      --------
Total interest-bearing liabilities             $269,621       $ 67,425        $ 44,218        $381,264       $ 23,360      $404,624
                                               ========       ========        ========        ========       ========      ========

Interest sensitivity gap                       $ 95,598       $(59,997)       $(32,711)       $  2,890
Cumulative interest sensitivity gap            $ 95,598       $ 35,601        $  2,890        $  2,890
Interest earning-assets as a percentage
   of interest-bearing liabilities                  135%            11%             26%            101%
                                               ========       ========        ========        ========

------------------

(1) Interest sensitivity periods for debt securities are based on contractual maturities.

The Bank uses several modeling techniques to measure interest rate risk including the gap analysis previously discussed, the simulation of net interest income under varying interest rate scenarios and the theoretical impact of immediate and sustained rate changes referred to as "rate shocks." The following table summarizes the estimated theoretical impact on the Bank's tax equivalent net interest income and market value of equity from hypothetical "rate shocks" of plus and minus 1%, 2%, 3% and 4% as compared to the estimated theoretical impact of rates remaining unchanged. The prospective effects of these hypothetical interest rate changes, is based upon numerous assumptions including relative and estimated levels of key interest rates. "Rate shock" modeling is of limited usefulness because it does not take into account the pricing strategies management would undertake in response to the depicted sudden and sustained rate changes. Additionally, management does not believe rate changes of the magnitude described are likely in the forecast period presented.

dollars in thousands
                                                    Estimated Resulting Theoretical      Estimated Resulting Theoretical
                     Hypothetical Immediate        Tax Equivalent Net Interest Income           Market Value of Equity
                    and Sustained Rate Change             Amount         % Change              Amount          % Change

                               +4%                       $36,269            9.6%              $123,475           -4.2%
                               +3%                        35,468            7.2%               124,748           -3.2%
                               +2%                        34,673            4.7%               126,062           -2.2%
                               +1%                        33,884            2.4%               127,422           -1.1%
                                0%                        33,101             --                128,837             --
                               -1%                        32,325           -2.3%               130,314            1.1%
                               -2%                        31,555           -4.7%               131,864            2.3%
                               -3%                        30,790           -7.0%               133,500            3.6%
                               -4%                        30,032           -9.3%               135,238            5.0%

The following table presents the maturity distribution of the Company's loans by type, including fixed rate loans.

       MATURITIES AND SENSITIVITIES OF LOANS TO CHANGES IN INTEREST RATES
                             As of December 31, 1998

                                              Within       One to        Five
                                                One         Five        Years or
dollars in thousands                           Year         Years        More          Total

Real estate - Construction                  $ 14,552      $ 10,981      $ 6,864      $ 32,397
Real estate - Mortgage                        55,846        55,643       76,678       188,167
Commercial, financial and agricultural        75,778        47,341        6,735       129,854
Consumer                                       9,147        25,506        1,081        35,734
All other                                         84            18           15           117
                                            --------      --------      -------      --------
Total                                       $155,407      $139,489      $91,373      $386,269
                                            ========      ========      =======      ========

Predetermined rate, maturity
   greater than one year                                  $ 40,502     $ 12,619      $ 53,121
Variable rate or maturing within
   one year                                 $155,407        98,987       78,754       333,148
                                            --------      --------      -------      --------
Total                                       $155,407      $139,489      $91,373      $386,269
                                            ========      ========      =======      ========

The Company's rate paid on interest-bearing deposits declined to 4.29% in 1998 compared to 4.44% in 1997. The Company's deposit growth was primarily reflected in time deposits, which increased $21,936,195. Rate sensitive consumers chose to place funds in higher yielding time deposit accounts in anticipation of stable to falling rates. Increased customer awareness of interest rates increases the importance of rate management by the Company. The Company's management continuously monitors market pricing, competitor rates, and internal interest rate spreads to maintain the Company's growth and profitability. Deposits continue to be the principal source of funds for continued growth, so the Company attempts to structure its rates so as to promote deposit and asset growth while at the same time increasing the overall profitability of the Company. The daily average amounts of deposits of the Bank are summarized below.

                                AVERAGE DEPOSITS
                        for the years ended December 31,

dollars in thousands                 1998          1997           1996
Non-interest-bearing deposits      $ 84,596      $ 77,240      $ 70,014
Interest-bearing deposits           349,915       328,528       315,869
                                   --------      --------      --------
Total                              $434,511      $405,768      $385,883
                                   ========      ========      ========

The preceding table includes certificates of deposits $100,000 and over which at December 31, 1998 totaled approximately $92,103,000. The following table presents the maturities of these time deposits of $100,000 or more.

                 MATURITIES OF TIME DEPOSITS OF $100,000 OR MORE
                             As of December 31, 1998

                                     Within     Three to    Six to       Within     One to
                                      Three        Six      Twelve         One       Five
dollars in thousands                 Months      Months     Months        Year       Years     Total

Time deposits of $100,000 or more    $60,203    $16,296     $10,054     $86,553     $5,550    $92,103
                                     =======    =======     =======     =======     ======    =======

                                CAPITAL RESOURCES

Funding for the future growth and expansion of the Company is dependent upon earnings of the subsidiaries. As of December 31, 1998, the Company's ratio of total capital to risk-adjusted assets was 26.2%. The Company is one of the soundest and most strongly capitalized in the nation, and fully expects to be able to meet future capital needs caused by growth and expansion as well as regulatory capital requirements. The Company is not aware of any current recommendation by regulatory authorities which if implemented would materially affect the Company's liquidity, capital resources or operations.

                                      LOANS

Historically, the Company makes loans within its market area. It makes consumer and commercial loans through the Bank and mortgage loans through GLL. The Bank generally considers its market to be Caldwell, Catawba and Burke counties of North Carolina. GLL considers its market area to be the central and southern Piedmont and Catawba Valley regions of North Carolina. Total loans at December 31, 1998 were $385,590,204. This compares compares with $357,845,513 at December 31, 1997, an increase of $27,744,691 or 7.75%. The Company places emphasis on consumer based installment loans and commercial loans to small and medium sized business. The Company has a diversified loan portfolio with no concentrations to any one borrower, industry or market region. The amounts and types of loans outstanding for the past five years ended December 31 are shown on the following table.

                                      LOANS
                               As of December 31,

                                 1998                  1997                  1996                 1995                   1994
                         ------------------    ------------------    ------------------   -------------------   -------------------
                                      % OF                  % of                  % of                  % of                   % of
                                      TOTAL                 Total                 Total                 Total                 Total
dollars in thousands      AMOUNT      LOANS     Amount      Loans     Amount      Loans    Amount       Loans    Amount       Loans
LOANS
Real estate -
   Construction          $ 32,397      8.4%    $ 37,227     10.4%    $ 32,234      9.8%   $ 27,108       8.7%   $ 20,728       7.4%
   Mortgage               188,167     48.7%     155,805     43.5%     143,243     43.3%    129,791      41.3%    109,044      38.9%
Commercial,
   financial and
   agricultural           129,854     33.6%     126,524     35.3%     116,469     35.2%    120,537      38.5%    117,002      41.8%
Consumer                   35,734      9.3%      38,523     10.7%      38,214     11.6%     35,620      11.4%     33,156      11.8%
All other                     117      --           460      0.1%         194      0.1%        241       0.1%        419       0.1%
                         --------              --------              --------             --------              --------
Total loans               386,269    100.0%     358,539    100.0%     330,354    100.0%    313,297     100.0%    280,349     100.0%
                         --------              --------              --------             --------              --------
Deferred origination
   fees, net                 (679)                 (693)                 (610)                (518)                 (407)
                         --------              --------              --------             --------              --------
Total loans, net of
   deferred fees         $385,590              $357,846              $329,744             $312,779              $279,942
                         ========              ========              ========             ========              ========

                         LOANS AND NONPERFORMING ASSETS
                               As of December 31,

dollars in thousands                 1998        1997        1996       1995       1994

NONPERFORMING ASSETS
Nonaccrual loans                    $  639      $  728      $  409      $231      $  744
Loans past due 90 days or more
   and still accruing interest       2,955       1,899         649       441       1,231
Restructured loans                    --          --          --         --          253
Foreclosed properties                  290          79        --         --         --
                                    ------      ------      ------      ----      ------
Total                               $3,884      $2,706      $1,058      $672      $2,228
                                    ======      ======      ======      ====      ======

Any loans classified by regulatory examiners as loss, doubtful, substandard or special mention that have not been disclosed hereunder, or under "Loans" or "Asset Quality" narrative discussions do not (i) represent or result from trends or uncertainties that management expects will materially impact future operating results, liquidity or capital resources, or (ii) represent material credits about which management is aware of any information that causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

Real estate loans comprised 57.1% of the portfolio in 1998 compared to 53.9% in 1997. Commercial loans comprised 33.6% of the portfolio in 1998 compared to 35.3% in 1997, while consumer loans comprised 9.3% in 1998 compared to 10.7% in 1997. Commercial loans of $129,854,299, consumer loans of $35,734,161 and real estate mortgage loans of $188,166,947 are loans for which the principal source of repayment is derived from the ongoing cash flow of the business. Real estate construction loans of $32,397,016 are loans for which the principal source of repayment comes from the sale of real estate or from obtaining permanent financing.

                    PROVISION AND ALLOWANCES FOR LOANS LOSSES

Management determines the allowance for loans losses based on a number of factors including reviewing and evaluating the Company's loan portfolio in order to identify potential problem loans, credit concentrations and other risk factors connected to the loans portfolio as well as current and projected economic conditions locally and nationally. Upon loan origination, management evaluates the relative quality of each loans and assigns a corresponding loan grade. All loans are periodically reviewed to determine whether any changes in these loan grades are necessary. This loan grading system assists management in determining the overall risk in the loan portfolio.

The allowance for loan losses is created by direct charges to operations. Losses on loans are charged against the allowance for loan losses in the accounting period in which they are determined by management to be uncollectible. Recoveries during the period are credited to the allowance for loan losses.

Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical matter, at the loan's observable market value or fair value of the collateral if the loan is collateral dependent. Most of the loans measured by fair value of the underlying collateral are commercial loans others consists of small balance homogenous loans and are measured collectively. The Bank classifies a loan impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. At December 31, 1998 and 1997, the recorded investment in loans that are considered to be impaired was $826,806 ($636,041 of which was on a nonaccrual basis) and $866,837 ($728,308 of which was on a nonaccrual basis), respectively. The average recorded balance of impaired loans during 1998 and 1997 was not significantly different from the respective ending balances at December 31, 1998 and 1997. The related allowance for loan losses for these loans was $250,979 and $560,132 at December 31, 1998 and 1997, respectively. For the years ended December 31, 1998 and 1997, the Bank recognized interest income on those impaired loans of approximately $16,467 and $19,012, respectively.

Management realizes that general economic trends greatly affect loan losses and no assurances can be made that further charges to the loan loss allowance may not be significant in relation to the amount provided during a particular period or that further evaluation of the loan portfolio based on conditions then prevailing may not require sizable additions to the allowance, thus necessitating similarly sizable charges to operations. The allowance for loan losses was 1.21%, 1.48% and 1.48% of net loans outstanding at December 31, 1998, 1997 and 1996, respectively, which was consistent with both management's desire for strong reserves and the credit quality ratings of the loan portfolio. The ratio of net charge-offs during the year to average loans outstanding during the period were 1.31%, 0.22% and 0.21% at December 31, 1998, 1997 and 1996,
respectively. These ratios reflect management's conservative lending, and effective efforts to recover credit losses.

The following table presents and an analysis of the allowance for loan losses.

                    CHANGES IN THE ALLOWANCE FOR LOAN LOSSES
                        for the years ended December 31,

dollars in thousands                               1998         1997         1996         1995         1994

Balance at beginning of year                      $5,203       $4,794       $4,645       $3,996       $3,603
Loans charged off:
   Real estate                                       228           70         --           --           --
   Commercial, financial and agricultural          4,458          452          533          297          136
   Credit cards and related plans                     20           19           17            8           10
   Installment loans to individuals                  382          308          192          288          246
                                                  ------       ------       ------       ------       ------
Total charge-offs                                  5,088          849          742          593          392
                                                  ------       ------       ------       ------       ------
Recoveries of loans previously charged off:
   Real estate                                         5            4         --           --           --
   Commercial, financial and agricultural            119            3           27           40           57
   Credit cards and related plans                      5            3            5            5            1
   Installment loans to individuals                   54           73           39           80           23
                                                  ------       ------       ------       ------       ------
Total recoveries                                     183           83           71          125           81
                                                  ------       ------       ------       ------       ------
Net charge-offs                                    4,905          766          671          468          311
                                                  ------       ------       ------       ------       ------
Additions charged to operations                    4,322        1,175          820        1,117          704
                                                  ------       ------       ------       ------       ------
Balance at end of year                            $4,620       $5,203       $4,794       $4,645       $3,996
                                                  ======       ======       ======       ======       ======

Ratio of net charge-offs during the year to
   average loans outstanding during the year        1.31%        0.22%        0.21%        0.16%        0.12%

In the third quarter of 1998, the Company announced that one of the Bank's borrowers, a textile related plant and its owners, was unable to repay loans which the Bank had made for a period extending over several years. The Bank had hoped that this borrower's business would improve. The borrower managed to generate positive cash flows in mid-summer, but the positive cash flows proved to be short-lived. The Bank increased its loan loss reserves by $3,046,425 and wrote off related accrued interest of $91,900 resulting in an aggregate charge to earnings of $3,138,325 before tax, or $1,882,995 after tax, or 16.4 cents per share. The Bank also charged off its estimated loss on the loans to this borrower. The textile plant's assets were sold in the fourth quarter. Management assesses the likelihood of any further recovery of this loss as remote. Because this loan charge was related to one borrower and its financial circumstances, management does not believe the charge is indicative of any pervasive problem within the loan portfolio.

The following table presents the allocation of the allowance for loan losses by category.

                   ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES
                             As of December 31, 1998

                             1998                1997                 1996                  1995                 1994
                       -----------------   -----------------    ------------------   ------------------   ------------------
                                   % OF                % of                 % of                 % of                   % of
                                   TOTAL               Total                Total                Total                 Total
dollars in thousands   AMOUNT      LOANS   Amount      Loans    Amount      Loans    Amount      Loans    Amount       Loans

Real estate            $  913      57.1%   $1,115       53.9%   $1,378       53.1%   $1,259       50.0%   $1,106       46.3%
Commercial,
   financial and
   agricultural         3,058      33.6%    3,241       35.3%    2,718       35.2%    2,717       38.5%    2,398       41.8%
Consumer                  451       9.3%      615       10.7%      518       11.6%      498       11.4%      400       11.8%
All other                  --        --        --        0.1%       --        0.1%       --        0.1%       --        0.1%
Unallocated               198       N/A       232        n/a       180        n/a       171        n/a        92        n/a
                       ------              ------               ------               ------               ------
Total loans            $4,620     100.0%   $5,203      100.0%   $4,794      100.0%   $4,645      100.0%   $3,996      100.0%
                       ======              ======               ======               ======               ======

                              INVESTMENT SECURITIES

At December 31, 1998, the securities classified as available for sale, carried at market value, totaled $61,954,639 with an amortized cost of $60,690,796. Securities available for sale are securities which will be held for an indefinite period of time, including securities that management intends to use as a part of its asset/liability strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk or the need to increase regulatory capital or other similar factors. Securities available for sale consist of U.S. Treasury Notes with an average life of 1.89 years, U.S. Government Agencies with an average life of 3.94 years, and other bonds, notes and debentures with an average life of 4.32 years. There have been no transfers or sales of securities classified as held to maturity. Securities classified as held to maturity totaled $87,053,892 with a market value of $89,541,513 at December 31, 1998. Management determined that it has both the ability and intent to hold those securities classified as investment securities until maturity. Securities held to maturity consist of U.S. Treasury Notes with an average life of 1.98 years, U.S. Government Agencies with an average life of 4.14 years, and municipal bonds with an average life of 5.37 years. During 1998, $29,748,782 in securities matured and $300,000 in proceeds were collected from securities sold. The proceeds from maturities were reinvested along with funds in excess of loan demand.

              CONTRACTUAL MATURITIES AND YIELDS OF DEBT SECURITIES
                             As of December 31, 1998

                                                             After One Year but After Five Years but
                                           Within One Year   Within Five Years     Within Ten Years     After Ten Years
                                           ----------------  ------------------ --------------------  -----------------
dollars in thousands                       Amount     Yield  Amount      Yield   Amount    Yield       Amount     Yield

Available for sale: (1)
   U.S. Treasury                           $1,999     6.63%  $ 8,520     6.20%
   U.S. government agency                   1,000     5.89%   24,791     5.83%  $13,103    6.07%
   Other                                    2,508     7.10%    3,528     8.09%      578    9.23%      $   949     7.34%
                                           ------            -------            -------               -------
   Total                                   $5,507     6.71%  $36,839     6.13%  $13,681    6.20%      $   949     7.34%
                                           ======            =======            =======               =======

Held to maturity:
   U.S. Treasury                           $  999     5.34%  $ 1,513     6.00%
   U.S. government agency                   1,000     7.01%    4,489     5.81%  $ 5,275    6.05%
   State and political subdivisions(2)      5,974     8.47%   32,080     8.32%   24,531    8.25%      $11,193     7.68%
                                           ------            -------            -------               -------
   Total                                   $7,973     7.89%  $38,082     7.93%  $29,806    7.86%      $11,193     7.68%
                                           ======            =======            =======               =======

----------------

(1) Securities available for sale are stated at amortized cost.
(2) Yields on tax-exempt investments have been adjusted to tax equivalent basis using 35% for 1998.

                               YEAR 2000 READINESS

The Year 2000 issue is the result of computer programs that were written to limit data indicating "years" to two, rather than four, digits. For example, such programs may mathematically recognize the year 1900 and the year 2000 as the same "00" year. If left unaddressed, this condition could possibly result in program failures or miscalculations, and could potentially cause disruptions of operations, including, among other things, temporary inabilities to process transactions, send statements or engage in similar normal business activities.

All levels of the Company's management and its Board of Directors are aware of the technology challenges presented by the Year 2000 century change and, if neglected, the potentially serious effects on the technologies of the Company and its customers. The Company has an active Year 2000 project team under the guidance of an independent technology consulting firm. The Company's Year 2000 readiness plan includes steps to (1) identify, assess, evaluate, test and validate its own date-sensitive systems, including the development of contingency and remediation plans, (2) amend its loan underwriting policies to include assessments, as appropriate, regarding Year 2000 readiness by commercial loan customers, (3) offer education to customers regarding Year 2000 issues in their own lives and businesses, and (4) inform the Company's customers as to the Company's Year 2000 compliance process. Although the Company relies entirely upon outside vendors for its computer software, hardware and its security and environmental equipment, all of the Company's systems identified as being date-sensitive are being or will be evaluated for Year 2000 compliance.

During 1998, the Company substantially completed the successful testing of its significant systems identified as "mission critical" or critical to conducting its day-to-day banking businesses. The term "systems" includes both hardware and software. Examples of the mission critical hardware systems identified and successfully tested include mainframe computers, imaging and item processing equipment, personal computers, network file servers, automated teller machines or ATM's and security systems. Examples of the mission critical software systems (or applications) identified and successfully tested include operating software for the mainframe and network computers, software related to loans, deposits, general ledger, ATM network and wire transfer, and third-party software used for various purposes. Testing of systems with lower priorities is planned for early 1999, which should allow ample time in 1999 for validation and follow-up. The Company is also developing contingency plans for certain computer processes, including the use of alternative systems, the extension of operating hours and the manual processing of certain operations.

To inform and educate customers about the status of its Year 2000 readiness, the Company hosted two Year 2000 seminars in March 1998 and plans to host two additional seminars in February 1999. The seminars provide an opportunity not only for the Company to share information about its Year 2000 readiness, but also to share general information about the banking industry and ideas to help customers in their efforts to make their businesses ready for the Year 2000. In 1998, the Bank mailed its deposit customers a summary of its Year 2000 readiness status. The Bank also posted this summary in its office lobbies and on its internet web site. The Bank plans to provide similar updates during 1999.

Also during 1998, the Bank made progress in its assessments of the Year 2000 readiness of its significant commercial loan customers. These assessments will continue to be performed and monitored throughout 1999. The Bank includes these assessments as a part of its analysis of the adequacy of its loan loss reserves and may determine that additional reserves in 1999 are prudent based upon changes in these assessments.

During 1998, the Company spent approximately $86,000 on its Year 2000 preparations, of which approximately $22,000 were capitalized new equipment and software and approximately $64,000 were expensed against 1998 earnings. The Company estimates that its total costs of Year 2000 compliance will be approximately $125,000 to $175,000, of which an estimated $37,000 will be capitalized in 1999 and an estimated $28,000 will be charged to operations in 1999. In providing these amounts, the Company has excluded the technology upgrade costs that were planned in the normal course of business and not necessarily in response to its Year 2000 compliance plan. For example, the Company's routine technology upgrades for 1997, 1998 and 1999 included a new imaging system to replace its aging item processing system, new ATM's and personal computer file servers throughout those respective networks, a new teller automation system throughout its offices, and numerous personal computer hardware and software systems previously scheduled for replacement. The Company routinely makes investments in technology in its efforts to improve customer service and to efficiently manage its product and service delivery systems.

                                   INFLATION

Since the assets and liabilities of a bank are primarily monetary in nature (payable in fixed, determinable amounts), the performance of a bank is affected more by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same.

While the effect of inflation is normally not as significant as is the influence on those businesses which have large investments in plant and inventories, it does have an effect. There are normally corresponding increases in the money supply, and banks will normally experience above average growth in assets, loans and deposits. Also, general increases in the prices of goods and services will result in increased operating expenses.

      DISCLOSURES ABOUT YEAR 2000 READINESS AND FORWARD LOOKING STATEMENTS

The discussions included in this document contain year 2000 readiness disclosures within the meaning of the Year 2000 Information and Readiness Disclosure Act of 1998 and forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. The accuracy of such year 2000 readiness disclosures and forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing strategies of the Company's customers or vendors, actions of government regulators, or general economic conditions.

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders of Bank of Granite Corporation:

We have audited the accompanying consolidated balance sheets of Bank of Granite Corporation and its subsidiaries (the "Company") as of December 31, 1998 and 1997, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1998 and 1997, and the results of its operations and its cash flows for the each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP
Hickory, North Carolina
January 22, 1999

================================================================================

STATEMENT OF MANAGEMENT RESPONSIBILITY

Management of Bank of Granite Corporation and its subsidiaries has prepared the consolidated financial statements and other information contained herein in accordance with generally accepted accounting principles and is responsible for its accuracy.

In meeting its responsibility, management relies on internal accounting and related control systems, which include selection and training of qualified personnel, establishment and communication of accounting and administrative policies and procedures, appropriate segregation of responsibilities and programs of internal audits. These systems are designed to provide reasonable assurance that financial records are reliable for preparing financial statements and maintaining accountability for assets, and that assets are safeguarded against unauthorized use or disposition. Such assurance cannot be absolute because of inherent limitations in any internal control system.

Management also recognizes its responsibility to foster a climate in which corporate affairs are conducted with the highest ethical standards. Bank of Granite Corporation's policies, furnished to each employee and director, addresses the importance of open internal communications, potential conflicts of interest, compliance with applicable laws, including those related to financial disclosure, the confidentiality of proprietary information and other items. There is an ongoing program to assess compliance with these policies.

The Audit Committee of Bank of Granite Corporation's Board of Directors consists solely of outside directors. The Audit Committee meets periodically with management and the independent auditors to discuss audit, financial reporting and related matters. Deloitte & Touche LLP and Bank of Granite Corporation's internal auditors have direct access to the Audit Committee.


JOHN A. FORLINES, JR.                           KIRBY A. TYNDALL
Chairman and Chief Executive Officer            Chief Financial Officer
January 22, 1999                                January 22, 1999

BANK OF GRANITE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                                 1998                 1997

ASSETS:
Cash and cash equivalents (Notes 1 and 18):
   Cash and due from banks                                                   $  19,518,740       $  27,707,850
   Interest-bearing deposits                                                       175,437             157,507
   Federal funds sold                                                           38,600,000                --
                                                                             -------------       -------------
   Total cash and cash equivalents                                              58,294,177          27,865,357
                                                                             -------------       -------------
Investment securities (Notes 1, 3 and 18):
   Available for sale, at fair value (amortized cost of $60,690,796 and
      $51,285,077 at December 31, 1998 and 1997, respectively)                  61,954,639          52,072,834
                                                                             -------------       -------------
   Held to maturity, at amortized cost (fair value of $89,541,513 and
      $80,733,959 at December 31, 1998 and 1997, respectively)                  87,053,892          79,036,384
                                                                             -------------       -------------
Loans (Notes 4 and 18)                                                         385,590,204         357,845,513
Allowance for loan losses (Notes 1 and 5)                                       (4,619,586)         (5,202,578)
                                                                             -------------       -------------
Net loans                                                                      380,970,618         352,642,935
                                                                             -------------       -------------
Premises and equipment, net (Notes 1, 6 and 11)                                 10,095,628           9,583,429
Accrued interest receivable                                                      5,104,174           4,972,654
Other assets                                                                     2,701,914           2,806,140
                                                                             -------------       -------------
Total assets                                                                 $ 606,175,042       $ 528,979,733
                                                                             =============       =============

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits (Note 18):
   Demand                                                                    $  91,967,287       $  80,637,746
   NOW accounts                                                                 69,804,107          62,792,730
   Money market accounts                                                        29,970,288          25,697,397
   Savings                                                                      23,904,317          23,848,043
   Time deposits of $100,000 or more                                            92,103,176          92,588,469
   Other time deposits                                                         150,947,994         129,011,799
                                                                             -------------       -------------
   Total deposits                                                              458,697,169         414,576,184
                                                                             -------------       -------------
Federal funds purchased and securities sold
   under agreements to repurchase (Notes 12 and 18)                              1,538,350           8,882,016
Other borrowings (Notes 13 and 18)                                              36,357,016           6,287,700
Accrued interest payable                                                         2,220,988           2,138,430
Other liabilities                                                                1,919,548           1,878,680
                                                                             -------------       -------------
Total liabilities                                                              500,733,071         433,763,010
                                                                             -------------       -------------

COMMITMENTS AND CONTINGENCIES (Notes 11 and 17)

SHAREHOLDERS' EQUITY (Notes 1, 8, 9 and 15):
Common stock, $1.00 par value, authorized - 25,000,000 shares;
   issued and outstanding - 11,464,913 shares and 9,146,272 shares
   at December 31, 1998 and 1997, respectively                                  11,464,913           9,146,272
Capital surplus                                                                 22,615,559          22,234,753
Retained earnings                                                               70,601,642          63,362,060
Accumulated other comprehensive income,
   net of deferred income taxes of
   $503,986 and $314,119 at December 31,
   1998 and 1997, respectively                                                     759,857             473,638
                                                                             -------------       -------------
Total shareholders' equity                                                     105,441,971          95,216,723
                                                                             -------------       -------------
Total liabilities and shareholders' equity                                   $ 606,175,042       $ 528,979,733
                                                                             =============       =============

See notes to consolidated financial statements.

BANK OF GRANITE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------

                                                         1998             1997            1996

INTEREST INCOME:
Interest and fees on loans                           $38,894,447      $36,246,226      $33,006,697
Federal funds sold                                       950,669          197,939          312,516
Interest-bearing deposits                                 12,652           10,766            6,732
Investments:
   U.S. Treasury                                       1,095,055        1,208,692        1,144,098
   U.S. Government agencies                            2,384,251        2,200,475        2,442,745
   States and political subdivisions                   3,414,134        3,253,315        3,022,204
   Other                                                 825,883          910,441          729,071
                                                     -----------      -----------      -----------
   Total interest income                              47,577,091       44,027,854       40,664,063
                                                     -----------      -----------      -----------

INTEREST EXPENSE:
Time deposits of $100,000 or more                      5,247,018        5,132,118        4,973,875
Other time and savings deposits                        9,771,008        9,465,803        9,192,464
Federal funds purchased and securities
   sold under agreements to repurchase                   183,525          217,916          188,176
Other borrowed funds                                     874,325          643,711          778,994
                                                     -----------      -----------      -----------
Total interest expense                                16,075,876       15,459,548       15,133,509
                                                     -----------      -----------      -----------

NET INTEREST INCOME                                   31,501,215       28,568,306       25,530,554
PROVISION FOR LOAN LOSSES (Notes 1 and 5)              4,321,740        1,175,000          820,000
                                                     -----------      -----------      -----------
NET INTEREST INCOME AFTER
   PROVISION FOR LOAN LOSSES                          27,179,475       27,393,306       24,710,554
                                                     -----------      -----------      -----------

OTHER INCOME:
Service charges on deposit accounts                    3,552,422        3,273,187        3,107,378
Other service charges, fees and commissions            4,359,295        3,690,047        3,296,063
Securities gains                                           1,733            3,695          174,086
Other (Note 7)                                           750,103        1,143,255          662,143
                                                     -----------      -----------      -----------
Total other income                                     8,663,553        8,110,184        7,239,670
                                                     -----------      -----------      -----------

OTHER EXPENSES:
Salaries and wages                                     8,181,895        6,916,428        6,231,710
Employee benefits (Note 10)                            1,261,228        1,344,946        1,273,246
Occupancy expense, net                                   756,656          603,298          610,683
Equipment rentals, depreciation and maintenance        1,407,846        1,187,293        1,050,971
Other (Note 7)                                         4,228,179        4,067,085        3,197,385
                                                     -----------      -----------      -----------
Total other expenses                                  15,835,804       14,119,050       12,363,995
                                                     -----------      -----------      -----------

INCOME BEFORE INCOME TAXES                            20,007,224       21,384,440       19,586,229
INCOME TAXES (Note 1 and 8)                            6,558,789        6,953,253        6,220,357
                                                     -----------      -----------      -----------
NET INCOME                                           $13,448,435      $14,431,187      $13,365,872
                                                     ===========      ===========      ===========

PER SHARE AMOUNTS (Notes 1 and 14):
Net income - Basic                                   $      1.17      $      1.26      $      1.17
           - Diluted                                        1.17             1.26             1.17
Cash dividends                                              0.34             0.30             0.28
Book value                                                  9.20             8.33             7.38

See notes to consolidated financial statements.

BANK OF GRANITE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------

                                                      1998              1997             1996

NET INCOME                                         $13,448,435      $14,431,187      $ 13,365,872
                                                   -----------      -----------      ------------

ITEMS OF OTHER COMPREHENSIVE INCOME:
Items of other comprehensive income,
   before tax:
      Unrealized gains (losses) on securities
         available for sale                            477,819          485,705          (267,760)
      Less: Reclassification adjustment for
         gains included in net income                    1,733            3,695           174,086
                                                   -----------      -----------      ------------
Items of other comprehensive income,
   before tax                                          476,086          482,010          (441,846)
Less: Income taxes related to items
   of other comprehensive income                       189,867          195,828          (173,016)
                                                   -----------      -----------      ------------
Items of other comprehensive income,
    net of tax                                         286,219          286,182          (268,830)
                                                   -----------      -----------      ------------

COMPREHENSIVE INCOME                               $13,734,654      $14,717,369      $ 13,097,042
                                                   ===========      ===========      ============

See notes to consolidated financial statements.

BANK OF GRANITE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------

                                                         1998               1997                1996

COMMON STOCK, $1.00 par value
At beginning of year                                $   9,146,272       $  9,116,552       $  6,092,586
Shares issued under stock option plan                      26,786             29,720             23,139
Stock split shares issued                               2,291,855               --            3,000,827
                                                    -------------       ------------       ------------
At end of year                                         11,464,913          9,146,272          9,116,552
                                                    -------------       ------------       ------------

CAPITAL SURPLUS
At beginning of year                                   22,234,753         21,913,629         21,602,301
Shares issued under stock option plan                     380,806            321,124            311,328
                                                    -------------       ------------       ------------
At end of year                                         22,615,559         22,234,753         21,913,629
                                                    -------------       ------------       ------------

RETAINED EARNINGS
At beginning of year                                   63,362,060         52,800,932         46,220,157
Net income                                             13,448,435         14,431,187         13,365,872
Cash dividends                                         (3,895,419)        (3,340,932)        (3,058,856)
GLL's premerger distributions of income
   as a Subchapter S corporation                             --             (529,127)          (708,000)
Stock split shares issued                              (2,291,855)              --           (3,000,827)
Cash paid for fractional shares                           (21,579)              --              (17,414)
                                                    -------------       ------------       ------------
At end of year                                         70,601,642         63,362,060         52,800,932
                                                    -------------       ------------       ------------

ACCUMULATED OTHER
   COMPREHENSIVE INCOME,
   NET OF DEFERRED INCOME TAXES
At beginning of year                                      473,638            187,456            456,286
Net change in unrealized gains or losses
   on securities available for sale,
   net of deferred income taxes                           286,219            286,182           (268,830)
                                                    -------------       ------------       ------------
At end of year                                            759,857            473,638            187,456
                                                    -------------       ------------       ------------

Total shareholders' equity (Notes 1, 8 and 15)      $ 105,441,971       $ 95,216,723       $ 84,018,569
                                                    =============       ============       ============


See notes to consolidated financial statements.

BANK OF GRANITE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------

                                                        1998                1997               1996

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:
Cash flows from operating activities:
   Interest received                                $ 47,553,685       $ 43,502,445       $ 40,767,433
   Fees and commissions received                       8,661,820          8,106,489          7,019,784
   Interest paid                                     (15,993,318)       (15,299,830)       (15,027,561)
   Cash paid to suppliers and employees              (15,052,782)       (13,634,214)       (11,253,751)
   Income taxes paid                                  (6,431,963)        (7,117,782)        (6,260,371)
                                                    ------------       ------------       ------------
   Net cash provided by operating activities          18,737,442         15,557,108         15,245,534
                                                    ------------       ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from maturities and/or calls of
      securities available for sale                   16,385,000         20,952,023         19,300,000
   Proceeds from maturities and/or calls of
      securities held to maturity                     13,363,782          9,449,238         14,877,779
   Proceeds from sales of securities
      available for sale                                 300,000            275,000            311,205
   Purchases of securities available for sale        (26,117,501)       (21,613,206)       (20,975,780)
   Purchases of securities held to maturity          (21,460,889)       (11,182,401)       (18,320,710)
   Net increase in loans                             (32,649,423)       (28,867,752)       (17,635,246)
   Capital expenditures                               (1,563,295)        (2,307,031)          (889,605)
   Proceeds from sales of fixed assets                    27,980             20,000            154,840
   Proceeds from sales of other real estate               68,495               --                 --
                                                    ------------       ------------       ------------
   Net cash used by investing activities             (51,645,851)       (33,274,129)       (23,177,517)
                                                    ------------       ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase in demand deposits, NOW
      accounts and savings accounts                   22,670,083          4,828,655         10,717,233
   Net increase in certificates of deposit            21,450,902         12,049,538          9,937,614
   Net increase (decrease) in federal
     funds purchased and securities sold
     under agreements to repurchase                   (7,343,666)         5,926,782            (27,636)
   Net increase (decrease) in other borrowings        30,069,316         (3,348,559)          (845,920)
   Net proceeds from issuance of common stock            407,592            350,844            334,467
   Cash paid for fractional shares                       (21,579)              --              (17,414)
   Dividends paid                                     (3,895,419)        (3,340,932)        (3,058,856)
   GLL's premerger distributions of income
      as a Subchapter S corporation                         --             (529,127)          (708,000)
                                                    ------------       ------------       ------------
   Net cash provided by financing activities          63,337,229         15,937,201         16,331,488
                                                    ------------       ------------       ------------
NET INCREASE (DECREASE) IN
   CASH EQUIVALENTS                                   30,428,820         (1,779,820)         8,399,505

CASH AND CASH EQUIVALENTS
   AT BEGINNING OF YEAR                               27,865,357         29,645,177         21,245,672

                                                    ------------       ------------       ------------
CASH AND CASH EQUIVALENTS
   AT END OF YEAR                                   $ 58,294,177       $ 27,865,357       $ 29,645,177
                                                    ============       ============       ============

See notes to consolidated financial statements.         (continued on next page)

BANK OF GRANITE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS             (concluded from previous page)
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------

                                                       1998               1997               1996

RECONCILIATION OF NET INCOME TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES:
  Net Income                                       $ 13,448,435       $ 14,431,187       $ 13,365,872
                                                   ------------       ------------       ------------

  Adjustments to reconcile net income
  to net cash provided by operating
  activities:
     Depreciation                                     1,025,541            958,413            841,464
     Provision for loan loss                          4,321,740          1,175,000            820,000
     Premium amortization, net                          108,114            156,895            162,133
     Deferred income taxes                              225,722           (230,850)           (18,722)
     Gains on sales or calls of
        securities available for sale                    (1,733)            (2,933)          (159,049)
     Gains on calls of securities
        held to maturity                                   --                 (762)           (15,039)
     Gains on disposal or sale
        of equipment                                     (2,395)               (99)            (3,597)
     Loss on sale of other real estate                   10,569               --                 --
     Increase (decrease) in taxes payable               (98,896)            66,321            (21,292)
     Increase in interest receivable                   (131,520)          (682,304)           (58,761)
     Increase in interest payable                        82,558            159,718            105,948
     Increase in other assets                          (390,457)          (380,223)          (313,241)
     Increase (decrease) in other liabilities           139,764            (93,255)           539,818
                                                   ------------       ------------       ------------
     Net adjustments to reconcile net
        income to net cash provided by
        operating activities                          5,289,007          1,125,921          1,879,662
                                                   ------------       ------------       ------------
  Net cash provided by
     operating activities                          $ 18,737,442       $ 15,557,108       $ 15,245,534
                                                   ============       ============       ============

SUPPLEMENTAL DISCLOSURE OF
  NONCASH TRANSACTIONS:
  Increase (decrease) in unrealized
     gains or losses on securities
     available for sale                            $    476,086       $    482,010       $   (441,846)
  Increase (decrease) in deferred income
     taxes on unrealized gains or losses
     on securities available for sale                   189,867            195,828           (173,016)
  Transfer from retained earnings to
     common stock for stock split                     2,291,855               --            3,000,827
  Transfer from loans to other real
     estate owned                                       289,928             79,063               --

See notes to consolidated financial statements.

BANK OF GRANITE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION - Bank of Granite Corporation (the "Company") is a bank holding company with two subsidiaries, Bank of Granite (the "Bank"), a state chartered commercial bank incorporated in North Carolina on August 2, 1906 and GLL & Associates, Inc. ("GLL"), a mortgage banking company incorporated in North Carolina on June 24, 1985. The Bank is headquartered in Granite Falls, North Carolina and provides consumer and commercial banking services in the Blue Ridge foothills and Catawba River Valley areas of North Carolina through fourteen banking offices. GLL is headquartered in Winston-Salem, North Carolina and provides mortgage origination services in the Central and Southern Piedmont areas of North Carolina through eight mortgage offices. GLL merged with the Company on November 5, 1997.

BASIS OF PRESENTATION - The consolidated financial statements include the accounts of Bank of Granite Corporation and its wholly owned subsidiaries, Bank of Granite and GLL & Associates, Inc. (referred to herein collectively as the "Company"). All significant intercompany accounts and transactions have been eliminated. All amounts reflect the November 5, 1997 merger of GLL, which was accounted for as a pooling of interests and is discussed in Note 2 below.

CASH AND CASH EQUIVALENTS - Cash and cash equivalents include cash on hand, amounts due from banks, short-term interest bearing deposits, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

INVESTMENT SECURITIES - Debt securities that the Company has the positive intent and ability to hold to maturity are classified as "held to maturity securities" and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling in the near term are classified as "trading securities" and reported at fair value, with unrealized gains and losses included in consolidated earnings. Debt securities not classified as either held to maturity securities or trading securities, and equity securities not classified as trading securities, are classified as "available for sale securities" and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of consolidated shareholders' equity and as an item of other comprehensive income. Gains and losses on held for investment securities are recognized at the time of sale based upon the specific identification method. Declines in the fair value of individual held to maturity and available for sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in consolidated earnings as realized losses. Premiums and discounts are recognized in interest income using the interest method over the period to maturity. Transfers of securities between classifications are accounted for at fair value. No securities have been classified as trading securities.

PREMISES AND EQUIPMENT AND OTHER LONG-LIVED ASSETS - Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization, computed by the straight-line method, are charged to operations over the properties' estimated useful lives, which range from 25 to 50 years for buildings and 5 to 15 years for furniture and equipment or, in the case of leasehold improvements, the term of the lease if shorter. Maintenance and repairs are charged to operations in the year incurred. Gains and losses on dispositions are included in current operations.

On January 1, 1996, the Company adopted Financial Accounting Standard ("FAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires that long-lived assets and certain identifiable intangibles to be held and used, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows is less than the stated amount of the asset, an impairment loss is recognized. The adoption of FAS No. 121 had no material effect on the Company's financial statements.

ALLOWANCE FOR LOAN LOSSES - The provision for loan losses charged to operations is an amount sufficient to bring the allowance for loan losses to an estimated balance considered adequate to absorb potential losses in the portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, current economic conditions, historical loan loss experience and other risk factors. Recovery of the carrying value of loans is dependent to some extent on future economic, operating and other conditions that may be beyond the Company's control. Unanticipated future adverse changes in such conditions could result in material adjustments to the allowance for loan losses.

Loans that are deemed to be impaired (i.e., probable that the Company will be unable to collect all amounts due according to the terms of the loan agreement) are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical matter, at the loan's observable market value or fair value of the collateral if the loan is collateral dependent. A valuation reserve is established to record the difference between the stated loan amount and the present value or market value of the impaired loan. Impaired loans may be valued on a loan-by-loan basis (e.g., loans with risk characteristics unique to an individual borrower) or on an aggregate basis (e.g., loans with similar risk characteristics). The Company's policy for recognition of interest income on impaired loans is the same as its interest income recognition policy for non-impaired loans. The total of impaired loans, impaired loans on a nonaccrual basis, the related allowance for loan losses and interest income recognized on impaired loans is disclosed in
Note 5.

REAL ESTATE ACQUIRED BY FORECLOSURE - Real estate acquired by foreclosure is stated at the lower of cost or fair value. Any initial losses at the time of foreclosure are charged against the allowance for loan losses with any subsequent losses or write-downs included in the consolidated statements of income as a component of other expenses.

INCOME TAXES - Provisions for income taxes are based on amounts reported in the consolidated statements of income (after exclusion of non-taxable income such as interest on state and municipal securities) and include changes in deferred income taxes. Deferred taxes are computed using the asset and liability approach. The tax effects of differences between the tax and financial accounting basis of assets and liabilities are reflected in the balance sheets at the tax rates expected to be in effect when the differences reverse.

PER SHARE AMOUNTS - Per share amounts have been computed using both the weighted average number of shares outstanding of common stock for the purposes of computing basic earnings per share and the weighted average number of shares outstanding of common stock plus dilutive common stock equivalents for the purpose of computing diluted earnings per share. See Note 14 for further information regarding the computation of earnings per share. Dividends per share represent amounts declared by the Board of Directors.

During 1998, the Company declared a 5-for-4 stock split effected in the form of a stock dividend payable May 29, 1998 to shareholders of record on May 8, 1998. All share and per share amounts reflect the split.

INCOME AND EXPENSES - The Company uses the accrual method of accounting, except for immaterial amounts of loan income and other fees which are recorded as income when collected. Substantially all loans earn interest on the level yield method based on the daily outstanding balance. The accrual of interest is discontinued when, in management's judgment, the interest may not be collected.

The Bank defers the immediate recognition of certain loan origination fees and certain loan origination costs when new loans are originated and amortizes these deferred amounts over the life of each related loan.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION - The Company measures compensation costs related to employee stock options using the intrinsic value of the equity instrument granted (i.e., the excess of the market price of the stock to be issued over the exercise price of the equity instrument at the date of grant) in accordance with Accounting Principles Board Opinion No. 25 rather than the fair value of the equity instrument granted in accordance with FAS No. 123. See Note 9 for further information regarding FAS 123 disclosures.

NEW ACCOUNTING STANDARDS - On January 1, 1998, the Company adopted FAS No. 130, "Reporting Comprehensive Income," which requires disclosure of comprehensive income (which is defined as "the change in equity during a period excluding changes resulting from investments by shareholders and distributions to shareholders") and its components. The adoption of FAS No. 130 had no material effect on the Company's financial statements other than the manner of presentation.

Also on January 1, 1998, the Company adopted FAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" which redefines how operating segments are determined and requires disclosure of certain financial and descriptive information about a company's operating segments. The adoption of FAS No. 131 had no material effect on the Company's financial statements in that management believes that the Company has no reportable operating segments.

In June 1998, the Financial Accounting Standards Board issued FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". FAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. FAS 133 is effective for fiscal all fiscal quarters of fiscal years beginning after June 15, 1999. FAS 133 will be applied retroactively to financial statements of prior periods. Management has not evaluated the impact that the adoption of FAS 133 will have on the Company's financial statements.

2. COMPLETED ACQUISITION

On November 5, 1997, the Company acquired all of the common stock of GLL & Associates, Inc. in a merger accounted for as a pooling of interests. As a result, all amounts for prior periods have been restated to include amounts for GLL as if GLL had been a part of the Company for such periods. Prior to the merger, GLL had elected to be taxed as a Subchapter S corporation for income tax purposes. Therefore, no income taxes were provided on premerger taxable income that was taxable to the former owners. Income taxes have been provided on income earned after the date of merger. In the fourth quarter of 1997, the Company and GLL incurred nonrecurring merger related expenses of $405,678, before tax, which were included in other expenses in the 1997 income statement. In December 1997, GLL sold mortgage servicing rights resulting in a nonrecurring gain of $601,135, before tax. On an after-tax basis, the aggregate net effect of both nonrecurring transactions was $102,519.

3. INVESTMENT SECURITIES

The amortized cost, gross unrealized gains and losses and fair values of investment securities at December 31, 1998 and 1997 are as follows (dollars in thousands):

                                                                   Gross Unrealized
                                                  Amortized      --------------------        Fair
Type and Contractual Maturity                        Cost         Gains       Losses         Value

AVAILABLE FOR SALE
AT DECEMBER 31, 1998:

U. S. TREASURY DUE:
   WITHIN 1 YEAR                                    $ 1,999                                $ 2,026
   AFTER 1 YEAR BUT WITHIN 5 YEARS                    8,520                                  8,789
                                                    -------                                -------
TOTAL U.S. TREASURY                                  10,519      $   296      $  --         10,815
                                                    -------      -------      -------      -------

U. S. GOVERNMENT AGENCIES DUE:
   WITHIN 1 YEAR                                      1,000                                  1,005
   AFTER 1 YEAR BUT WITHIN 5 YEARS                   24,791                                 25,221
   AFTER 5 YEARS BUT WITHIN 10 YEARS                 13,103                                 13,217
                                                    -------                                -------
TOTAL U.S. GOVERNMENT AGENCIES                       38,894          593           44       39,443
                                                    -------      -------      -------      -------

OTHERS DUE:
   WITHIN 1 YEAR                                      2,508                                  2,536
   AFTER 1 YEAR BUT WITHIN 5 YEARS                    3,528                                  3,739
   AFTER 5 YEARS BUT WITHIN 10 YEARS                    578                                    616
   AFTER 10 YEARS                                       949                                    957
   EQUITY SECURITIES                                  3,715                                  3,849
                                                    -------                                -------
TOTAL OTHERS                                         11,278          521          102       11,697
                                                    -------      -------      -------      -------

TOTAL AVAILABLE FOR SALE                            $60,691      $ 1,410      $   146      $61,955
                                                    =======      =======      =======      =======

HELD TO MATURITY
AT DECEMBER 31, 1998:

U. S. TREASURY DUE:
   WITHIN 1 YEAR                                    $   999                                $ 1,000
   AFTER 1 YEAR BUT WITHIN 5 YEARS                    1,513                                  1,569
                                                    -------                                -------
TOTAL U.S. TREASURY                                   2,512      $    57      $  --        $ 2,569
                                                    -------      -------      -------      -------

U. S. GOVERNMENT AGENCIES DUE:
   WITHIN 1 YEAR                                      1,000                                  1,010
   AFTER 1 YEAR BUT WITHIN 5 YEARS                    4,489                                  4,562
   AFTER 5 YEARS BUT WITHIN 10 YEARS                  5,275                                  5,487
                                                    -------                                -------
TOTAL U.S. GOVERNMENT AGENCIES                       10,764          295         --         11,059
                                                    -------      -------      -------      -------

STATE AND POLITICAL SUBDIVISIONS DUE:
   WITHIN 1 YEAR                                      5,974                                  6,013
   AFTER 1 YEAR BUT WITHIN 5 YEARS                   32,080                                 32,952
   AFTER 5 YEARS BUT WITHIN 10 YEARS                 24,531                                 25,616
   AFTER 10 YEARS                                    11,193                                 11,333
                                                    -------                                -------
TOTAL STATE AND POLITICAL SUBDIVISIONS               73,778        2,218           82       75,914
                                                    -------      -------      -------      -------

TOTAL HELD TO MATURITY                              $87,054      $ 2,570      $    82      $89,542
                                                    =======      =======      =======      =======

Sales of securities available for sale for the year ended December 31, 1998 resulted in realized gross gains of $1,733. Calls of securities held to maturity did not result any gains or losses in 1998. Cost of securities sold were determined by the specific identification method.

                                                            Gross Unrealized
                                           Amortized     --------------------        Fair
Type and Contractual Maturity                 Cost         Gains       Losses       Value

AVAILABLE FOR SALE
At December 31, 1997:

U. S. Treasury due:
   Within 1 year                            $ 4,497                                $ 4,504
   After 1 year but within 5 years           10,521                                 10,663
                                            -------                                -------
Total U.S. Treasury                          15,018      $   149      $  --         15,167
                                            -------      -------      -------      -------

U. S. Government agencies due:
   Within 1 year                              6,000                                  5,996
   After 1 year but within 5 years           15,496                                 15,560
   After 5 years but within 10 years          3,111                                  3,158
                                            -------                                -------
Total U.S. Government agencies               24,607          133           26       24,714
                                            -------      -------      -------      -------

Others due:
   Within 1 year                                585                                    594
   After 1 year but within 5 years            7,820                                  8,069
   After 5 years but within 10 years            768                                    804
   After 10 years                               749                                    760
   Equity securities                          1,738                                  1,965
                                            -------                                -------
Total others                                 11,660          621           89       12,192
                                            -------      -------      -------      -------

Total available for sale                    $51,285      $   903      $   115      $52,073
                                            =======      =======      =======      =======

HELD TO MATURITY
At December 31, 1997:

U. S. Treasury due:
   Within 1 year                            $ 3,500                                $ 3,502
   After 1 year but within 5 years            2,513                                  2,523
                                            -------                                -------
Total U.S. Treasury                           6,013      $    17      $     5        6,025
                                            -------      -------      -------      -------

U. S. Government agencies due:
   After 1 year but within 5 years            5,918                                  5,925
   After 5 years but within 10 years          2,562                                  2,613
                                            -------                                -------
Total U.S. Government agencies                8,480           71           13        8,538
                                            -------      -------      -------      -------

State and political subdivisions due:
   Within 1 year                              5,860                                  5,904
   After 1 year but within 5 years           29,505                                 30,054
   After 5 years but within 10 years         25,654                                 26,560
   After 10 years                             3,524                                  3,653
                                            -------                                -------
Total state and political subdivisions       64,543        1,675           47       66,171
                                            -------      -------      -------      -------

Total held to maturity                      $79,036      $ 1,763      $    65      $80,734
                                            =======      =======      =======      =======

Sales of securities available for sale for the year ended December 31, 1997 resulted in realized gross gains of $2,933. Calls of securities held to maturity resulted in gross gains of $3,012 and gross losses of $2,250. Cost of securities sold were determined on the specific identification method.

Sales of securities available for sale for the year ended December 31, 1996 resulted in realized gross gains of $159,790 and calls of a security at a discount resulted in a realized gross loss of $743. Calls of securities held to maturity resulted in gross gains of $15,075 and gross losses of $36. Cost of securities sold were determined on the specific identification method.

Securities with an amortized cost of $32,559,307 and $34,215,209 were pledged as collateral for public deposits and for other purposes as required by law at December 31, 1998 and 1997, respectively.

4. LOANS

Loans at December 31, 1998 and 1997, classified by type, are as follows:

                                                                             1998                1997

Real estate:
   Construction                                                         $  32,397,016       $  37,227,380
   Mortgage                                                               188,166,947         155,805,410
Commercial, financial and agricultural                                    129,854,299         126,524,467
Consumer                                                                   35,734,161          38,522,537
All other loans                                                               117,113             458,883
                                                                        -------------       -------------
                                                                          386,269,536         358,538,677
Deferred origination fees, net                                               (679,332)           (693,164)
                                                                        -------------       -------------

Total                                                                   $ 385,590,204       $ 357,845,513
                                                                        =============       =============

Nonperforming assets at December 31, 1998 and 1997 are as follows:

                                                                           1998                 1997

Nonaccrual loans                                                       $     639,041       $     728,308
Loans 90 days or more and still
   accruing interest                                                       2,955,113           1,898,362
Foreclosed properties                                                        289,928              79,063
                                                                       -------------       -------------

Total                                                                  $   3,884,082       $   2,705,733
                                                                       =============       =============

If interest from restructured loans, foreclosed properties and nonaccrual loans had been recognized in accordance with the original terms of the loans, net income for 1998, 1997 and 1996 would not have been materially different from the amounts reported.

Directors and officers of the Company and companies with which they are affiliated are customers of and borrowers from the Bank in the ordinary course of business. At December 31, 1998 and 1997, directors' and principal officers' direct and indirect indebtedness to the Bank aggregated $2,329,753 and $370,775, respectively. During 1998, additions to such loans were $3,429,507 and repayments totaled $1,470,529. Of the additions, $2,815,047 was related to the borrowings of a newly elected director. Of the repayments, $389,183 was related to the borrowings of a retiring director. In the opinion of management, these loans do not involve more than normal risk of collectibility, nor do they present other unfavorable features.

5. ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses for the years ended December 31, 1998, 1997 and 1996 are as follows (dollars in thousands):

                                                   1998         1997         1996
Balance at beginning of year                      $5,203       $4,794       $4,645
Loans charged off:
   Real estate                                       228           70         --
   Commercial, financial and agricultural          4,458          452          533
   Credit cards and related plans                     20           19           17
   Installment loans to individuals                  382          308          192
                                                  ------       ------       ------
Total charge-offs                                  5,088          849          742
                                                  ------       ------       ------

Recoveries of loans previously charged off:
   Real estate                                         5            4         --
   Commercial, financial and agricultural            119            3           27
   Credit cards and related plans                      5            3            5
   Installment loans to individuals                   54           73           39
                                                  ------       ------       ------
Total recoveries                                     183           83           71
                                                  ------       ------       ------

Net charge-offs                                    4,905          766          671

Additions charged to operations                    4,322        1,175          820
                                                  ------       ------       ------

Balance at end of year                            $4,620       $5,203       $4,794
                                                  ======       ======       ======

Ratio of net charge-offs during the year to
   average loans outstanding during the year        1.31%        0.22%        0.21%

At December 31, 1998 and 1997, the recorded investment in loans that are considered to be impaired was $826,806 ($639,041 of which is on a nonaccrual basis) and $866,837 ($728,308 of which is on a nonaccrual basis), respectively. The average recorded balance of impaired loans during 1998 and 1997 is not significantly different from the balance at December 31, 1998 and 1997. The related allowance for loan losses for these loans is $250,979 and $560,132 at December 31, 1998 and 1997, respectively. For the years ended December 31, 1998, 1997 and 1996, the Bank recognized interest income on those impaired loans of approximately $16,467, $19,012 and $26,102, respectively.

6. PREMISES AND EQUIPMENT

Summaries of premises and equipment at December 31, 1998 and 1997 follow:

                                                                         Premises and
                                                       Accumulated        Equipment,
                                           Cost        Depreciation           Net

AT DECEMBER 31, 1998:
LAND                                   $ 1,753,559                       $1,753,559
BUILDINGS                                7,653,443      $2,145,124        5,508,319
LEASEHOLD IMPROVEMENTS                      50,324          29,908           20,416
FURNITURE, EQUIPMENT AND VEHICLES        7,039,110       4,415,509        2,623,601
CONSTRUCTION IN PROGRESS                   189,733         189,733
                                       -----------      ----------      -----------

TOTAL                                  $16,686,169      $6,590,541      $10,095,628
                                       ===========      ==========      ===========

At December 31, 1997:
Land                                   $ 1,508,662                       $1,508,662
Buildings                                6,764,460      $1,931,969        4,832,491
Leasehold improvements                      47,348          27,754           19,594
Furniture, equipment and vehicles        6,898,184       4,287,751        2,610,433
Construction in progress                   612,249                          612,249
                                       -----------      ----------      -----------

Total                                  $15,830,903      $6,247,474      $ 9,583,429
                                       ===========      ==========      ===========

7. OTHER INCOME AND EXPENSES

For the years ended December 31, 1998, 1997 and 1996, items included in other income that exceeded 1% of total revenues are set forth below. There were no items included in other expenses that exceeded 1% of total revenues for the years indicated.

                                                      1998          1997        1996

Items included in other income
   Gains on sales of mortgage servicing rights        $ --        $601,135      $ --

8. INCOME TAXES

The components of the income tax provision for the years ended December 31, 1998, 1997 and 1996 follow:

                            1998             1997              1996

Income tax provision
   Current               $6,333,067      $ 7,184,103       $ 6,239,079
   Deferred                 225,722         (230,850)          (18,722)
                         ----------      -----------       -----------

   Total                 $6,558,789      $ 6,953,253       $ 6,220,357
                         ==========      ===========       ===========

Changes in deferred taxes of $189,867 and $195,828 related to unrealized gains and losses on securities available for sale during 1998 and 1997, respectively, were allocated to shareholders' equity in the respective years.

A reconciliation of reported income tax expense for the years ended December 31, 1998, 1997 and 1996 to the amount of tax expense computed by multiplying income before income taxes by the statutory federal income tax rate follows.

                                                          1998               1997               1996

Statutory federal income tax rate                              35%                35%                35%
                                                      ===========        ===========        ===========

Tax provision at statutory rate                       $ 7,002,528        $ 7,484,554        $ 6,855,180
Increase (decrease) in income taxes
   resulting from:
   Tax-exempt interest income                          (1,184,198)        (1,134,464)          (984,222)
   State income taxes net of federal tax benefit          678,163            728,035            645,091
   GLL's pre-merger earnings taxable to
      GLL's former owners                                    --             (188,145)          (232,763)
   Other                                                   62,296             63,273            (62,929)
                                                      -----------        -----------        -----------

Income tax provision                                  $ 6,558,789        $ 6,953,253        $ 6,220,357
                                                      ===========        ===========        ===========

The tax effect of the cumulative temporary differences and carryforwards that gave rise to the deferred tax assets and liabilities at December 31, 1998 and 1997 are as follows:

                                                           DECEMBER 31, 1998
                                           -----------------------------------------------
                                              ASSETS         LIABILITIES           TOTAL

EXCESS BOOK OVER TAX BAD DEBT EXPENSE      $ 1,586,042                         $ 1,586,042
EXCESS TAX OVER BOOK DEPRECIATION                            $  (472,145)         (472,145)
UNREALIZED GAINS ON SECURITIES
   AVAILABLE FOR SALE                                           (503,986)         (503,986)
OTHER, NET                                     338,051          (333,229)            4,822
                                           -----------       -----------       -----------

TOTAL                                      $ 1,924,093       $(1,309,360)      $   614,733
                                           ===========       ===========       ===========

                                                           December 31, 1997
                                           ------------------------------------------------
                                              Assets         Liabilities           Total

Excess book over tax bad debt expense      $ 1,772,614                         $ 1,772,614
Excess tax over book depreciation                            $  (419,729)         (419,729)
Unrealized gains on securities
   available for sale                                           (314,119)         (314,119)
Other, net                                     321,462          (329,906)           (8,444)
                                           -----------       -----------       -----------

Total                                      $ 2,094,076       $(1,063,754)      $ 1,030,322
                                           ===========       ===========       ===========

The net deferred tax asset is included in "other assets" on the balance sheet.

Although realization of the deferred tax assets is not assured, management believes it is more likely than not that all of the deferred tax assets will be realized.

9. STOCK OPTIONS

At December 31, 1998, 1997 and 1996, 149,529, 142,102 and 147,258 shares of common stock, respectively, were reserved for stock options outstanding under the Company's stock option plans, and 52,860, 93,072 and 59 shares of common stock, respectively, were reserved for stock options not yet granted. Option prices are established at market value on the dates granted by the Board of Directors.

Certain option information for the years ended December 31, 1998, 1997 and 1996 follows:

                                                      Exercise Price Per Share
                                                 ---------------------------------
                                                          Range
                                                 ---------------------    Weighted
                                     Shares         From         To        Average

Outstanding, December 31, 1995      172,040      $    6.91   $   14.94   $   11.09
   Granted                           28,465          16.54       16.54       16.54
   Exercised                         40,125           6.91       14.94        8.33
   Expired and canceled              13,122          12.16       16.54       14.27
                                    -------
Outstanding, December 31, 1996      147,258           8.36       16.54       12.61
   Granted                           40,558          21.60       23.00       21.73
   Exercised                         37,143           8.36       16.54        9.44
   Expired and canceled               8,571          12.58       21.60       18.13
                                    -------
Outstanding, December 31, 1997      142,102          12.16       23.00       15.70
   GRANTED                           43,562          24.40       32.75       29.59
   EXERCISED                         32,785          12.16       22.40       12.43
   EXPIRED AND CANCELED               3,350          16.54       29.60       24.01
                                    -------
OUTSTANDING, DECEMBER 31, 1998      149,529          12.58       32.75       20.28
                                    =======

For various price ranges, weighted average characteristics of outstanding stock options at December 31, 1998 follow:

                                   Outstanding Options               Exercisable Options
                         -------------------------------------    ------------------------
    Range of                        Remaining       Weighted                   Weighted
 Exercise Prices         Shares    Life (years)  Average Price    Shares     Average Price

  $ 12.58 - $14.50       50,204        0.8       $   13.14        45,514      $   13.07
    14.51 -  16.75       22,954        2.3           16.54        13,814          16.54
    16.76 -  21.75       30,809        3.3           21.60        12,318          21.60
    21.76 -  28.75        3,750        3.6           23.23         1,375          23.13
    28.76 -  32.75       41,812        4.3           29.67          --              --
                        -------                                   -----
    12.58 -  32.75      149,529        2.6           20.28        73,021          15.35
                        =======                                   =====

Options granted become exercisable in accordance with the vesting schedule specified by the Board of Directors in the grant. Options granted prior to January 1, 1997 and after December 31, 1997 become exercisable over a five-year period at the rate of 20% per year beginning one-year from the date of grant. Options granted during 1997 become exercisable over a five-year period at the rate of 20% after six-months from the date of grant and 20% per year beginning one-year from the date of grant. No option may be exercisable more than five-years after the date of grant.

The Company accounts for compensation costs related to the Company's employee stock option plan in accordance with Accounting Principles Board Opinion No. 25. Therefore, no compensation cost has been recognized for stock option awards because the options are granted at exercise prices based on the market value of the Company's stock on the date of grant. Had compensation cost for the Company's employee stock option plan been determined consistent with FAS No. 123, the Company's pro forma net income and earnings per share for the years ended December 31, 1998, 1997 and 1996 would have been as follows:

                                  1998            1997              1996
Net income
   As reported                $13,448,435      $14,431,187      $13,365,872
   Pro forma                  $13,183,494      $14,269,300      $13,152,038

Net income per share
   As reported - Basic        $      1.17      $      1.26      $      1.17
               - Diluted      $      1.17      $      1.26      $      1.17
   Pro forma - Basic          $      1.15      $      1.25      $      1.16
             - Diluted        $      1.15      $      1.24      $      1.15

In estimating the compensation expense associated with FAS No. 123, using The Black Scholes Method, the following assumptions were used:

                                           1998             1997            1996

Option value, aggregate                   $10.61           $ 8.65          $ 5.94
Risk-free rate                              5.09%            5.92%          6.11%
Average expected term (years)           4.5 YEARS          5 years        5 years
Expected volatility                        38.75%           31.29%         33.41%
Expected dividend yield                     1.30%            1.30%          1.20%

10. EMPLOYEE BENEFIT PLANS

The Bank has a profit-sharing plan covering substantially all employees. Contributions to the plan are made at the discretion of the Board of Directors but may not exceed the maximum amount allowable for federal income tax purposes. Contributions totaled $361,927, $608,899 and $564,016 for the years ended December 31, 1998, 1997 and 1996, respectively.

In 1994, the Bank adopted a Supplemental Executive Retirement Plan ("SERP"). The SERP allows the Bank to supplement the level of certain executives' retirement income over that which is obtainable through the tax-qualified retirement plan sponsored by the Bank. Contributions totaled $13,814, $22,025 and $17,226 for the years ended December 31, 1998, 1997 and 1996, respectively.

GLL sponsors a retirement plan for its employees under Section 401(k) of the Internal Revenue Code. The plan covers all employees over 21 years of age who have completed 1,000 hours of service. At it discretion, GLL may make matching contributions to the plan. Contributions totaled $88,680, $14,092 and $13,576 for the years ended December 31, 1998, 1997 and 1996, respectively.

11. LEASES

LESSEE - OPERATING - The Company's subsidiaries lease certain premises and equipment under operating lease agreements. As of December 31, 1998, future minimum lease payments under noncancelable operating leases are as follows:

                   Year                Payments

                   1999                $106,123
                   2000                  77,330
                   2001                  71,621
                   2002                  53,900
                   2003                  60,400
                thereafter              597,400
                                       --------

                  Total                $966,774
                                       ========

Rental expense charged to operations under all operating lease agreements was $257,652, $187,778 and $225,320 for the years ended December 31, 1998, 1997 and
1996, respectively.

LESSOR - OPERATING - The Company leases one small office space to an unaffiliated lessee. In 1997 and earlier years, the Company leased certain additional office space to others under longer term operating lease agreements which ended in 1997. The Company now uses the previously leased space for its own use.

Rental income received under all operating lease agreements was $3,600, $42,168 and $67,252 for the years ended December 31, 1998, 1997 and 1996, respectively.

12. FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Federal funds purchased generally represent overnight borrowings by the Bank for temporary funding requirements. Securities sold under agreements to repurchase represent short-term borrowings by the Bank collateralized by U.S. Treasury and U.S. Government agency securities. Following is a summary of these borrowings:

                                                                1998          1997           1996

Federal funds purchased:
Maximum amount outstanding at any
   month-end during the year                                 $       --    $5,000,000     $2,000,000
Weighted average interest rate at end of year                        --          6.1%           5.9%
Average daily balance outstanding
   during the year                                           $   71,233    $  634,426     $  121,813
Average annual interest rate paid
   during the year                                                 5.9%          5.6%           5.8%

Securities sold under agreements to repurchase:
Balance at end of year                                       $1,538,350    $3,882,016     $2,955,234
Weighted average interest rate at end of year                      4.2%          5.0%           4.7%
Maximum amount outstanding at any
   month-end during the year                                 $4,188,622    $3,982,784     $4,803,891
Average daily balance outstanding
   during the year                                           $3,669,825    $3,712,406     $3,832,580
Average annual interest rate paid
   during the year                                                 4.9%          4.9%           4.7%

13. OTHER BORROWINGS

GLL temporarily funds its mortgages, from the time of origination until the time of sale, through the use of lines of credit from one of the Company's correspondent financial institutions. For the years ended December 31, 1998, 1997 and 1996 such lines of credit totaled $20,000,000, $15,000,000 and
$12,000,000, respectively. Prior to GLL's merger on November 5, 1997, outstanding balances under the lines of credit incurred interest costs at the lender's prime to prime-plus-one percent rate per annum. Subsequent to November 5, 1997, outstanding balances under the lines of credit incurred interest costs at the 30-day LIBOR plus 50 basis points to 30-day LIBOR plus 75 basis points. These lines of credit are secured by the mortgage loans originated. In addition, the Company serves as guarantor on borrowings under these arrangements occurring after the merger date.

In 1998, the Bank began selling a commercial sweep product whereby qualifying amounts are swept overnight from a commercial deposit account into commercial paper issued by the Company. During 1998, most of the Bank's qualifying commercial customers who were buying securities overnight under agreements by the Bank to repurchase such securities converted to the commercial paper sweep account product.

                                                                1998         1997       1996

Commercial deposits swept into commercial paper:
Balance at end of year                                       $6,352,611    $   n/a    $   n/a
Weighted average interest rate at end of year                      4.3%        n/a        n/a
Maximum amount outstanding at any
   month-end during the year                                 $6,352,611    $   n/a    $   n/a
Average daily balance outstanding
   during the year                                           $1,826,915    $   n/a    $   n/a
Average annual interest rate paid
   during the year                                                 4.3%        n/a        n/a

14. RECONCILIATION OF BASIC AND DILUTED EARNINGS PER SHARE

FAS No. 128, "Earnings Per Share," requires the presentation of the basic earnings per share ("EPS") on the face of the income statement with dual presentation of basic and diluted EPS with complex capital structures. Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding for the period. Basic EPS excludes the dilutive effect that could occur if any securities or other contracts to issue common stock were exercised or converted into or resulted in the issuance of common stock. Diluted EPS is computed by dividing net income by the sum of the weighted average number of common shares outstanding for the period plus the number of additional common shares that would have been outstanding if the potentially dilutive common shares had been issued. Following is the reconciliation of EPS for the years ended December 31, 1998, 1997 and 1996.

Basic and diluted earnings per share and weighted average shares outstanding for 1997 and 1996 have been restated to reflect the 5-for-4 stock split effected in the form of a stock dividend paid May 29, 1998 to shareholders of record on May 8, 1998.

                                                             1998             1997             1996

BASIC EARNINGS PER SHARE
Net income                                                $13,448,435      $14,431,187      $13,365,872
                                                          -----------      -----------      -----------

Divide by:  Weighted average
               shares outstanding                          11,461,685       11,426,660       11,381,040
                                                          -----------      -----------      -----------

Basic earnings per share                                  $      1.17      $      1.26      $      1.17
                                                          ===========      ===========      ===========

DILUTED EARNINGS PER SHARE
Net income                                                $13,448,435      $14,431,187      $13,365,872
                                                          -----------      -----------      -----------

Divide by:  Weighted average
               shares outstanding                          11,461,685       11,426,660       11,381,040
            Potentially dilutive effect of
               stock options                                   47,960           53,022           59,665
                                                          -----------      -----------      -----------
            Weighted average shares outstanding,
               including potentially dilutive effect
               of stock options                            11,509,645       11,479,682       11,440,705
                                                          -----------      -----------      -----------

Diluted earnings per share                                $      1.17      $      1.26      $      1.17
                                                          ===========      ===========      ===========

15. REGULATION AND REGULATORY RESTRICTIONS

The holding company is regulated by the Board of Governors of the Federal Reserve System ("FRB") and is subject to securities registration and public reporting regulations of the Securities and Exchange Commission. The Bank is regulated by the Federal Deposit Insurance Corporation ("FDIC"), the North Carolina State Banking Commission and the FRB.

The primary source of funds for the payment of dividends by Bank of Granite Corporation is dividends received from its subsidiaries, the Bank and GLL. The Bank, as a North Carolina banking corporation, may pay dividends only out of undivided profits as determined pursuant to North Carolina General Statutes
Section 53-87. As of December 31, 1998, the Bank had undivided profits, as defined, of $88,512,925.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company (set forth in the table below) and the Bank to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, that the Company and the Bank meet all capital adequacy requirements to which it is subject.

As of December 31, 1998, the most recent regulatory notifications categorized both the Company and the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company and the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. Management is not aware of conditions or events subsequent to such notifications that would cause a change in the Company's or the Bank's capital categories.

The Company's actual capital amounts and ratios are also presented in the table (dollars in thousands):

                                                                                             To Be Well
                                                                                             Capitalized
                                                                                            Under Prompt
                                                                        For Capital          Corrective
                                                                          Adequacy              Action
                                                      Actual              Purposes            Provisions
                                               -------------------   -----------------   --------------------
                                                Amount      Ratio     Amount    Ratio     Amount      Ratio

AS OF DECEMBER 31, 1998
   TOTAL CAPITAL TO RISK WEIGHTED ASSETS       $109,362     26.20%   $33,394     8.00%   $41,742      10.00%
   TIER I CAPITAL TO RISK WEIGHTED ASSETS      $104,682     25.08%   $16,697     4.00%   $25,045       6.00%
   TIER I CAPITAL TO AVERAGE ASSETS            $104,682     17.77%   $23,566     4.00%   $29,457       5.00%

As of December 31, 1997
   Total capital to risk weighted assets       $ 99,611     25.60%   $31,128     8.00%   $38,910      10.00%
   Tier I capital to risk weighted assets      $ 94,743     24.35%   $15,564     4.00%   $23,346       6.00%
   Tier I capital to average assets            $ 94,743     17.93%   $21,135     4.00%   $26,419       5.00%

The average reserve balance required to be maintained under the requirements of the Federal Reserve was approximately $10,163,000 for the year ended December 31, 1998. The Bank maintained average reserve balances in excess of the requirements.

16. PARENT COMPANY CONDENSED FINANCIAL INFORMATION

Condensed financial data for Bank of Granite Corporation (parent company only) follows:

                                                                   December 31,
                                                         ------------------------------
CONDENSED BALANCE SHEETS                                     1998               1997

Assets:
   Cash on deposit with bank subsidiary                  $  6,399,611      $     92,101
   Investment in subsidiary bank at equity                100,755,309        91,815,602
   Investment in subsidiary mortgage bank at equity         2,007,661           977,161
   Other investments                                        2,382,306         2,437,108
   Other assets                                               262,516           (92,428)
                                                         ------------      ------------
   Total                                                 $111,807,403      $ 95,229,544
                                                         ============      ============

Liabilities and Shareholders' Equity:
   Other borrowings                                      $  6,352,611      $       --
   Other liabilities                                           12,821            12,821
   Shareholders' equity                                   105,441,971        95,216,723
                                                         ------------      ------------
   Total                                                 $111,807,403      $ 95,229,544
                                                         ============      ============

                                                                 For the Years Ended December 31,
                                                        -------------------------------------------------
CONDENSED RESULTS OF OPERATIONS                            1998                1997               1996

Equity in earnings of subsidiary bank:
   Dividends                                            $ 3,949,744       $  3,355,797       $  3,073,673
   Earnings retained                                      8,594,848         10,373,222          9,572,301
Equity in earnings of subsidiary mortgage bank:
   Premerger earnings distributed to former owners             --              529,127            708,000
   Earnings retained                                      1,025,273            265,733            (42,962)
Income (expenses), net                                     (121,430)           (92,692)            54,860
                                                        -----------       ------------       ------------
Net income                                              $ 3,448,435       $ 14,431,187       $ 13,365,872
                                                        ===========       ============       ============

                                                                 For the Years Ended December 31,
                                                        -------------------------------------------------
CONDENSED CASH FLOW                                          1998              1997              1996

Cash flows from operating activities:
   Interest received                                    $   136,548        $   126,757        $   107,219
   Interest paid                                            (79,563)              --                 --
   Dividends received from subsidiary bank                3,949,744          3,355,797          3,073,673
   Net cash provided (used) by other
      operating activities                                 (492,435)          (403,337)            36,677
                                                        -----------        -----------        -----------
   Net cash provided by operating activities              3,514,294          3,079,217          3,217,569
                                                        -----------        -----------        -----------
Cash flows from investing activities:
   Proceeds from maturities of securities
      available for sale                                    300,000               --              200,000
   Proceeds from sales of securities
      available for sale                                    300,000            275,000            311,205
   Purchases of securities available for sale              (649,989)          (826,907)          (622,449)
                                                        -----------        -----------        -----------
   Net cash used by investing activities                    (49,989)          (551,907)          (111,244)
                                                        -----------        -----------        -----------
Cash flows from financing activities:
   Net increase in other borrowings                       6,352,611               --                 --
   Net proceeds from issuance of common stock               407,592            350,844            334,467
   Net dividends paid                                     3,895,419)        (3,340,932)        (3,058,856)
   Cash paid for fractional shares                          (21,579)              --              (17,414)
                                                        -----------        -----------        -----------
   Net cash provided (used) by financing activities       2,843,205         (2,990,088)        (2,741,803)
                                                        -----------        -----------        -----------
Net increase (decrease) in cash                           6,307,510           (462,778)           364,522
Cash at beginning of year                                    92,101            554,879            190,357
                                                        -----------        -----------        -----------
Cash at end of year                                     $ 6,399,611        $    92,101        $   554,879
                                                        ===========        ===========        ===========

                                                                    (table concluded from previous page)

                                                                      For the Years Ended December 31,
                                                            --------------------------------------------------
CONDENSED CASH FLOW                                              1998               1997               1996

Reconciliation of net income to net cash
   provided by operating activities:
   Net income                                               $ 13,448,435       $ 14,431,187       $ 13,365,872
                                                            ------------       ------------       ------------

   Adjustments to reconcile net income to net
   cash provided by operating activities:
      Equity in undistributed earnings of subsidiaries        (9,620,121)       (10,638,955)        (9,529,339)
      Premerger earnings distributed to former owners               --             (529,127)          (708,000)
      Premium amortization and discount
         accretion, net                                              298              1,154               (722)
      Gains on sales or calls of
         securities available for sale                            (1,733)              --             (159,047)
      Decrease (increase) in interest receivable                   6,072            (13,754)             4,169
      Decrease (increase) in other assets                       (318,657)            28,087             44,442
      Increase (decrease) in other liabilities                      --             (199,375)           200,194
                                                            ------------       ------------       ------------
   Total adjustments                                          (9,934,141)       (11,351,970)       (10,148,303)
                                                            ------------       ------------       ------------
   Net cash provided by operating activities                $  3,514,294       $  3,079,217       $  3,217,569
                                                            ============       ============       ============

Supplemental disclosure of non-cash transactions:
   Transfer from retained earnings to common stock          $  2,291,855       $       --         $  3,000,827
   Increase (decrease) in unrealized
      gains or losses on securities
      available for sale                                        (106,226)           197,804             72,130
   Increase (decrease) in deferred income
      taxes on unrealized gains or losses
      on securities available for sale                            42,359            (78,687)           (27,464)

17. COMMITMENTS AND CONTINGENCIES

The Bank has various financial instruments (outstanding commitments) with off-balance sheet risk that are issued in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Commitments to extend credit are legally binding agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts outstanding do not necessarily represent future cash requirements. Standby letters of credit represent conditional commitments issued by the Bank to assure the performance of a customer to a third party. The unused portion of commitments to extend credit at December 31, 1998 and 1997 was $60,929,611 and $57,413,413, respectively. Additionally, standby letters of credit of $3,901,923 and $3,773,055 were outstanding at December 31, 1998 and 1997, respectively.

The Bank's exposure to credit loss for commitments to extend credit and standby letters of credit is the contractual amount of those financial instruments. The Bank uses the same credit policies for making commitments and issuing standby letters of credit as it does for on-balance sheet financial instruments. Each customer's creditworthiness is evaluated on an individual case-by-case basis. The amount and type of collateral, if deemed necessary by management, is based upon this evaluation of creditworthiness. Collateral held varies, but may include marketable securities, deposits, property, plant and equipment, investment assets, inventories and accounts receivable. Management does not anticipate any significant losses as a result of these financial instruments.

18. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of FAS No. 107, "Disclosures about Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts (dollars in thousands):

                                               DECEMBER 31, 1998           December 31, 1997
                                            -----------------------     -----------------------
                                                          ESTIMATED                   Estimated
                                            CARRYING         FAIR       Carrying        Fair
                                             AMOUNT         VALUE        Amount         Value

Assets:
   Cash and cash equivalents                $ 58,294      $ 58,294      $ 27,865      $ 27,865
   Marketable securities                     149,009       151,497       131,109       132,807
   Loans                                     385,590       387,910       357,846       359,051
Liabilities:
   Demand deposits                           215,646       215,646       192,976       192,976
   Time deposits                             243,051       240,316       221,600       218,665
   Federal funds purchased and
      securities sold under agreements
      to repurchase                            1,538         1,538         8,882         8,882
   Other borrowings                           36,357        36,357         6,288         6,288

The fair value of marketable securities is based on quoted market prices, dealer quotes and prices obtained from independent pricing services. The fair value of loans, time deposits, commitments and guarantees is estimated based on present values using applicable risk-adjusted spreads to the U.S. Treasury curve to approximate current entry-value interest rates applicable to each category of such financial instruments.

No adjustment was made to the entry-value interest rates for changes in credit of loans for which there are no known credit concerns. Management segregates loans in appropriate risk categories. Management believes that the risk factor embedded in the entry-value interest rates, along with the general reserves applicable to the loan portfolio for which there are no known credit concerns, result in a fair valuation of such loans on an entry-value basis.

As required by the Statement, demand deposits are shown at their face value.

The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1998. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.



                                   * * * * * *

                            ***** SAMPLE BALLOT *****
                                 REVOCABLE PROXY
                           BANK OF GRANITE CORPORATION

[X] PLEASE MARK VOTES                                                   With-  For All
    AS IN THIS EXAMPLE                                             For   hold   Except
     This Proxy is Solicited on           1. ELECTION OF DIRECTORS [_]    [_]    [_]
Behalf of the Board of Directors.            John N Bray
The undersigned hereby appoints              Paul M. Fleetwood, III, CPA
John A. Forlines, Jr., John N.               John A. Forlines, Jr.
Bray, and Barbara F. Freiman,                Barbara F. Freiman
or each of them, as Proxies,                 Hugh R. Gaither
each with the power to appoint               Charles M. Snipes
his or her substitute and hereby             Boyd C. Wilson, Jr., CPA
authorizes each of them to                INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE
represent and to vote as                  FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL
designated below all the shares           EXCEPT" AND WRITE THAT NOMINEE'S NAME IN
of Common Stock held on record            THE SPACE PROVIDED BELOW.
by the undersigned on March 8,            ____________________________________________
1999, at the Annual Meeting                                        For Against Abstain
of Shareholders to be held on             2. THE RATIFICATION OF   [_]    [_]    [_]
April 26, 1999, or any                       THE ACCOUNTING FIRM DELOITTE &
adjournment thereof.                         TOUCHE, LLP as the Corporation's
                                             Independent Certified Public
                                             Accountants for the year ending
                                             December 31, 1999.
                                          3. In their discretion, the Proxies are
                                             authorized to vote upon other such
                                             business as may properly come before
                                             the meeting.

                                             Shares of Common Stock of the Corporation
                                          will be voted as specified. If no
                                          specification is made, shares will be voted
                                          FOR Proposal 1 to Elect the Board of
                                          Directors' nominees to the Board of
                                          Directors and FOR Proposal 2 to Ratify the
                                          Accounting Firm of Deloitte & Touche, LLP as
                                          the Corporation's Auditors, and otherwise at
                                          the discretion of the Proxies.

                                             The above signed hereby acknowledges
                                          receipt of the Notice of Annual Meeting
                                          of the Shareholders of the Corporation
Please be sure                            called for April 26, 1999, a Proxy
to sign and                               Statement for the Annual Meeting and the
date this Proxy                           1998 Annual Report to Shareholders.
in the space     Date
below.           _________________           Please sign EXACTLY as your name(s)
                                          appear(s) on this proxy card. When shares
____________ _____________________        are held jointly, each holder should sign.
Shareholder  Co-holder(if any)            When signing in a representative
sign above   sign above                   capacity, please give title.
--------------------------------------------------------------------------------------
   Detach above card, sign, date and mail in postage paid envelope provided.

                          BANK OF GRANITE CORPORATION

                          YOUR VOTE IS IMPORTANT TO US!
                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY